As filed with the Securities and Exchange Commission on November 30, 2022.

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AYR WELLNESS INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2833	98-1500584
(Province or other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

2601 South Bayshore Drive, Suite 900, Miami, FL 33133; (786) 885-0397

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United
States)

Copies to:

Sean Mansouri Ayr Wellness Inc. 2601 South Bayshore Drive, 9th Floor, Miami, FL 33133 (786) 885-0397	Richard Raymer Dorsey & Whitney LLP TD Canada Trust Tower Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario Canada, M5J 2S1 (416) 367-7388

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective

Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	November 30, 2022

C$500,000,000

Subordinate Voting Shares
Restricting Voting Shares
Limited Voting Shares
Warrants
Subscription Receipts
Debt Securities
Convertible Securities
Units

Ayr Wellness Inc. (the “Company”, “Ayr”, “us”, “we” or “our”) may offer, issue and sell, as applicable, from time to time: (i) subordinate voting shares (“Subordinate Voting Shares”); (ii) restricted voting shares (“Restricted Voting Shares”); (iii) limited voting shares (“Limited Voting Shares”, and collectively with the Subordinate Voting Shares and the Restricted Voting Shares, the “Restricted Shares”); (iv) warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”); (v) subscription receipts (“Subscription Receipts”) convertible into other Securities (as defined below); (vi) debt securities (“Debt Securities”), which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series; (vii) securities convertible into or exchangeable for Restricted Shares and/or other Securities (“Convertible Securities”); and (viii) units (“Units”) comprised of one or more of any of the other Securities that are described in this Prospectus, or any combination of such Securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), for up to an aggregate offering price of C$500,000,000 (or its equivalent in any other currencies), in one or more transactions during the 25-month period that this Prospectus, including any amendments hereto, remains effective.

We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) and may include, without limitation, where applicable: (i) in the case of Restricted Shares, the number of Restricted Shares offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms; (ii) in the case of Warrants, the number of Restricted Shares and/or other Securities issuable upon exercise thereof, the exercise price and exercise period and the terms of any provisions allowing or providing for adjustments in the exercise price or the number of Securities issuable upon exercise thereof; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the terms, conditions and procedures for the exchange or conversion of the Subscription Receipts for or into Restricted Shares and/or other Securities and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, currency or currency unit for the Debt Securities, maturity, interest rate (which may be fixed or variable) and time of payment of interest, authorized denominations, covenants, events of default, any terms for redemption, any terms for sinking fund payments, any exchange or conversion provisions, the initial offering price (or the manner of determination thereof if offered on a non-fixed price basis), any terms for subordination of the Debt Securities to other indebtedness, whether the Debt Securities will be secured by any assets or guaranteed by any subsidiaries of the Company and any other specific terms; (v) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price, the procedures for the conversion or exchange of such Convertible Securities into or for Restricted Shares and/or other Securities and any other specific terms; and (vi) in the case of Units, the designation, number and terms of the Restricted Shares, Warrants, Subscription Receipts, Debt Securities or Convertible Securities comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “Secondary Sales”.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Prospective investors should be aware that the purchase of any Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax adviser.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

Our Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold, the compensation of such underwriters, dealers or agents and other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company or any selling securityholder. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

The Company currently has four classes of issued and outstanding shares: Subordinate Voting Shares, Restricted Voting Shares, Limited Voting Shares and multiple voting shares (“Multiple Voting Shares”, and together with the Restricted Shares, “Shares”). The Multiple Voting Shares and Restricted Shares are substantially identical with the exception of the voting rights and conversion rights attached to the Multiple Voting Shares. Each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share and each Multiple Voting Share is entitled to 25 votes per Multiple Voting Share on all matters upon which the holders of such classes of securities are entitled to vote, as applicable. Previously, the Company amended its constating documents (the “Capital Structure Amendments”) to, among other things, (i) create and set the terms of the Restricted Voting Shares and Limited Voting Shares, including applying coattail terms to such shares similar to those applicable to its existing Subordinate Voting Shares, as more particularly described below, and (ii) amend the terms of the existing Multiple Voting Shares and Subordinate Voting Shares, including by amending the requirements in respect of who may hold Subordinate Voting Shares. The Company implemented the Capital Structure Amendments in order to seek to maintain its “foreign private issuer” status under U.S. securities laws and thereby avoid a commensurate material increase in its ongoing costs. This was accomplished by implementing a mandatory conversion mechanism in the Company’s share capital to decrease the number of shares eligible to be voted for directors of the Company if the Company’s FPI Threshold (as defined below) is exceeded. Each of the classes of Restricted Shares is economically identical and mandatorily inter-convertible (continuously and without formality) based on (i) the holder’s status as a U.S. Person or Non-U.S. Person (each as defined below), and (ii) the status of the Company’s FPI Threshold (as defined below). Each class of Restricted Shares is entitled to one vote per share on all matters to brought before the Company’s shareholders for approval, except in respect of votes regarding the election of directors of the Company, where the holders of Limited Voting Shares do not have any entitlement to vote. See “Description of Securities – Restricted Shares and Multiple Voting Shares”.

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Holders of Shares will vote together on all matters subject to a vote of holders of each of these classes of securities as if they were one class of shares, except to the extent that a separate vote of holders as a separate class is required by law or provided by our articles and except that holders of Limited Voting Shares will not be entitled to vote on the election of directors. The Multiple Voting Shares are convertible into Subordinate Voting Shares or Restricted Voting Share, as applicable, at a ratio of one Subordinate Voting Share or Restricted Voting Shares, as applicable, for every one Multiple Voting Share at any time at the option of the holders thereof and automatically in certain other circumstances. The holders of Restricted Shares benefit from provisions in the articles of the Company (the “Articles”) that give them certain conversion rights in the event of a take-over bid for the Multiple Voting Shares. Each class of Restricted Shares is also subject to similar coattail provisions under the Articles, pursuant to which each class of Restricted Shares may be converted into another class of Shares in the event an offer is made to purchase such other class of Shares and the offer is one which is required to be made to all or substantially all the holders in Canada of such other class of Shares (assuming that the offeree was resident in Ontario). See “Description of Securities – Non-Multiple Voting Shares and Multiple Voting Shares – Take-Over Bid Protection” and “Description of Securities – Non-Multiple Voting Shares and Multiple Voting Shares”.

The issued and outstanding Restricted Shares are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “AYR.A” and quoted on the OTCQX® Best Market operated by OTC Markets Group, Inc (the “OTCQX”) under the symbol “AYRWF”. On November 29, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Restricted Shares on the CSE was C$3.77, and the closing price of the Restricted Shares on the OTCQX was US$2.80.

The Listed Notes (as defined below) are listed on the CSE under the symbol “AYR.NT.U”. On November 29, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Listed Notes on the CSE was C$80.00.

Unless otherwise specified in the applicable Prospectus Supplement, each class of Securities (other than Restricted Shares and Listed Notes) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Restricted Shares and Listed Notes) may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”. No underwriter, dealer or agent involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

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The directors and certain officers of the Company reside outside of Canada and certain experts retained by the Company are organized outside of Canada. Each of these individuals and entities have appointed the following agents for service of process:

Name of Director or Officer	Name and Address of Agent
Jonathan Sandelman, Chairman, Chief Executive Officer and Corporate Secretary	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
David Goubert, President	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Brad Asher, Chief Financial Officer	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Jennifer Drake, Chief Operating Officer	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Jamie Mendola, Head of Strategy and M&A	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Joyce Johnson, Lead Independent Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Charles Miles, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Chris R. Burggraeve, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Louis F. Karger, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
Glenn Isaacson, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9
William Pfeiffer, Director	152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada, even if the party has appointed an agent for service of process.

An investment in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of the Company by Stikeman Elliott LLP.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Our head office is located at 2601 South Bayshore Drive, Suite 900, Miami, FL 33133.

Note to U.S. Holders

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

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Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of a foreign country.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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Ayr derives a substantial portion of its revenues from the cannabis industry in certain states (“States”, each a “State”) of the United States of America (“U.S.” or “United States”), which industry is illegal under U.S. federal law. Ayr is a vertically-integrated multi-State operator in the U.S. cannabis sector, with a portfolio in the States of Massachusetts, Nevada, Pennsylvania, Florida, Arizona, New Jersey, Ohio, Illinois and Connecticut. Currently, through its operating companies, Ayr is a leading cultivator, manufacturer and retailer of cannabis products and branded cannabis packaged goods, and is engaged in the manufacture, possession, use, sale or distribution of cannabis and/or holds licenses in the adult-use and/or medicinal cannabis marketplace in the States of Massachusetts, Nevada, Pennsylvania, Florida, Arizona, New Jersey, Ohio, Illinois and Connecticut.

The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C.§ 811) (the “CSA”), which places controlled substances, including marijuana (defined as all parts of the plant Cannabis sativa L. containing more than 0.3 percent tetrahydrocannabinol (“THC”)), in a schedule. Marijuana (also referred to herein as Cannabis) is currently classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. The United States Food and Drug Administration has not approved marijuana as a safe and effective drug for any indication.

In the United States, marijuana is largely regulated at the State level. State laws permitted use or possession of cannabis are in direct conflict with the federal Controlled Substances Act, which makes cannabis use and possession federally illegal. Although certain states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and, in case of conflict between federal and State law, the federal law shall apply.

Under President Barack Obama, the U.S. government attempted to address the inconsistencies between federal and state regulation of cannabis in a memorandum sent by then-Deputy Attorney General James Cole to all United States Attorneys in August 2013 (the “Cole Memorandum”). The Cole Memorandum acknowledged that notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several States have enacted laws relating to cannabis for medical and recreational purposes, and that conduct in compliance with the laws of those jurisdictions were less likely to be an enforcement priority for the Department of Justice. The Cole Memorandum listed the type of threats related to cannabis on which the Department of Justice should focus, but did not provide guidelines for acceptable State regulatory schemes.

In March 2017, then newly appointed Attorney General Jeff Sessions, a long-time opponent of State-regulated medical and recreational cannabis, noted limited federal resources and acknowledged that much of the Cole Memorandum had merit; however, he had previously stated that he did not believe it had been implemented effectively. On January 4, 2018, Sessions issued a new memorandum (known as the “Sessions Memorandum”) which rescinded the Cole Memorandum, and directed all U.S. Attorneys to enforce the laws enacted by the United States Congress according to already-established principles. The Sessions Memorandum did not direct prosecutors to enforce federal law against persons and entities operating in compliance with State regulatory schemes, and there was no direction to give such enforcement any particular priority.

The administration of President Joseph Biden began in 2021, and the head of the Department of Justice is now Attorney General Merrick Garland. During his confirmation hearings in the Senate on February 22, 2021, Garland confirmed that he would not prioritize pursuing cannabis prosecutions in states that have legalized and that are regulating the use of cannabis, both for medical and adult use. However, he has expressed continued concern over international transport of large amounts of illicit cannabis from other nations—namely Mexico—and large-scale domestic cultivation of illicit cannabis (including the environmental impact of those operations).

On October 6, 2022, the Biden administration released a “Statement from President Biden on Marijuana Reform.” In that statement, Biden announced three planned steps: (1) federal pardons for simple possession offenses; (2) encouraging governors to enact similar state pardons; and (3) a request that the Secretary of Health and Human Services and the Attorney General “initiate the administrative process to review expeditiously how marijuana is scheduled under federal law.” Biden also expressed the view that laws concerning “trafficking, marketing, and under-age sales should stay in place.”

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While the administration’s current position indicates that enforcement against state-legal operators will not be given priority, there is no guarantee that the position of the Department of Justice will not change. Moreover, even if cannabis is removed from a Schedule I designation, it remains to be seen whether or how it might be designated. If after administrative review cannabis remains a scheduled controlled substance, use and possession would still be subject to restriction and regulation under federal law.

The United States Congress has also made moves toward cannabis reform in recent months. In July 2022, Senator Corey Booker, along with Majority Leader Chuck Schumer, and Finance Committee Chair Ron Wyden, introduced the Cannabis Administration and Opportunity Act (the “CAOA”). That bill would remove cannabis from the list of controlled substances under the CSA, and allow states to implement their own cannabis programs subject to health and safety oversight by the Food and Drug Administration in a manner similar to alcohol and tobacco. Among other things, the CAOA contains reforms designed to give state-legal operators better access to financial services. The CAOA bill is in committee, and is unlikely to see a vote this session. The 2022 midterm elections resulted in Republicans taking narrow control of the House of Representatives. Democrats maintained their already-narrow control of the Senate. Loss of bicameral majorities may make passage of cannabis reform legislation more difficult.

There is no guarantee that State laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of State laws within their respective jurisdictions. Unless and until the United States Congress amends the Controlled Substances Act with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that U.S. federal authorities may enforce current U.S. federal law. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in States where the sale and use of cannabis is currently legal, or if existing applicable State laws are repealed or curtailed, Ayr’s results of operations, financial condition and prospects would be materially adversely affected. See “U.S. Federal Enforcement Priorities” in the Company’s annual information form dated March 30, 2022 (the “AIF”), incorporated by reference herein.

In light of the political and regulatory uncertainty surrounding the treatment of U.S. cannabis-related activities, including the rescission of the Cole Memorandum discussed above, on February 8, 2018, the Canadian Securities Administrators published a staff notice 51-352 (Revised) – Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”) setting out the Canadian Securities Administrator’s disclosure expectations for specific risks facing issuers with cannabis-related activities in the United States. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

Ayr’s involvement in the U.S. cannabis market may subject Ayr to heightened scrutiny by regulators, stock exchanges, clearing agencies and other U.S. and Canadian authorities. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on Ayr’s ability to operate in the U.S. or any other jurisdiction. There are a number of risks associated with the business of Ayr. See “Cannabis Market Overview” and “Risk Factors” in the AIF, incorporated by reference herein.

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ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person or entity is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus (or incorporated by reference herein) or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents and the information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Ayr Wellness Inc. at 2601 South Bayshore Drive, Suite 900, Miami, FL 33133, telephone: (786) 885-0397, and are also available electronically at www.sedar.com.

The following documents, filed by the Company with the various securities commissions or similar authorities in each of the provinces and territories of Canada (other than Quebec), are specifically incorporated by reference into and form an integral part of this Prospectus:

a)	the AIF;
b)	the audited consolidated financial statements for the years ended December 31, 2021 and 2020;
c)	the management’s discussion and analysis for the years ended December 31, 2021 and 2020;
d)	the unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2022 and 2021 (the “Q3 Interim Financial Statements”);
e)	the management’s discussion and analysis for the three and nine months ended September 30, 2022 and 2021; and
f)	the management information circular filed on SEDAR on June 2, 2022.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Any document of the type required by National Instrument 44-101 – “Short Form Prospectus Distributions” to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including any applicable exhibits containing updated earnings coverage information) and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

9

To the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 8-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act of 1934, as amended (the “1934 Act”) if and to the extent expressly provided therein.

Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual (or annual and special) meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual (or annual and special) meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”)) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to in “Documents Incorporated by Reference”; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Company; and (iv) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, warrant indenture, subscription receipt agreement, convertible securities agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the 1934 Act.

10

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws, including Canadian securities laws and United States securities laws (collectively, “forward-looking statements”). All information, other than statements of historical facts, included in this Prospectus and the documents incorporated by reference herein, including estimates, plans, expectations, opinions, forecasts, projections, targets and guidance, constitutes forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “expect”, “target”, “continue”, “forecast”, “design”, “goal” or similar expressions and includes, among others, information regarding:

●	the completion and integration of contemplated acquisitions by the Company or other possible acquisitions or dispositions (directly or indirectly) of businesses or assets which may or may not be material and/or investment opportunities;
●	the application for additional licenses and the grant of licenses and other regulatory approvals that have been applied for;
●	the renewal of licenses held by the Company;
●	laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. cannabis products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture and any state equivalent regulatory agencies over U.S. cannabis products;
●	climate change impacting economic factors such as prices and supply chain disruption, as well as governmental response through laws or regulations regarding greenhouse gas emissions;
●	assumptions and expectations described in the Company’s critical accounting policies and estimates;
●	changes in U.S. generally accepted accounting principles or their interpretation and the adoption and impact of certain accounting pronouncements;
●	the number of users of cannabis or the size of the regulated cannabis market in the United States;
●	the potential time frame for the implementation of legislation to legalize and regulate medical or adult-use cannabis (and the consumer products derived from each of the foregoing) in the United States, and the potential form the legislation and regulations will take;
●	the Company’s future financial and operating performance and anticipated profitability;
●	future performance, results and terms of strategic initiatives, strategic agreements, and supply agreements;
●	the market for the Company’s current and proposed products and services, as well as the Company’s ability to capture market share;
●	the benefits and applications of the Company’s products and services and expected sales thereof;
●	development of affiliated brands, product diversification and future corporate development;
●	anticipated investment in and results of research and development;
●	inventory and production capacity, including discussions of plans or potential for expansion of capacity at existing or new facilities;
●	future expenditures, strategic investments, and capital activities;
●	the competitive landscape in which the Company operates and the Company’s market expertise;
●	the Company’s ability to comply with its debt covenants;
●	the Company’s ability to secure further equity or debt financing, if required;
●	consistent or increasing pricing of various cannabis products;
●	the level of demand for cannabis products, including the Company’s and third-party products sold by the Company;
●	the Company’s ability to mitigate risks relating to the cannabis industry, the larger economy such as inflation or fluctuations in interest rates, breaches of and unauthorized access to the Company’s systems and related cybersecurity risks, money laundering, litigation, and health pandemics;
●	the ability to gain appropriate regulatory approvals for announced acquisitions in the timeframe anticipated;
●	the application for additional licenses and the grant of licenses or renewals of existing licenses that have been applied for;
●	the rollout of new dispensaries, including the number of planned dispensaries to be opened in the future and the timing and location in respect of the same, and related forecasts;
●	the Company’s ability to hit anticipated development targets of cultivation and production projects;
●	the ability to successfully integrate and maintain employees from recent acquisitions;
●	the ability to develop the Company’s brand and meet growth objectives;

11

●	the risk related to limited market data and difficulty to forecast results;
●	the concentrated voting control of the Company;
●	market volatility and the risks associated with selling of a substantial amount of Restricted Shares;
●	the extent of the impact of COVID-19, including government and/or regulatory responses to the pandemic;
●	the risk of natural hazards related to severe and extreme weather and climate events;
●	product liability claims related to the products the Company cultivates, produces, and sells; and
●	other events or conditions that may occur in the future.

Prospective investors and other readers are cautioned that the forward-looking information contained in this Prospectus and the documents incorporated herein by reference is based on the assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, level of activity, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Although the Company believes that the expectations reflected in such forward-looking information are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company’s forward-looking information is expressly qualified in its entirety by this cautionary statement.

A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking information. See “Risk Factors” for further details. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. In formulating the forward-looking information contained herein, the Company has assumed, without limitation, receipt of requisite regulatory approvals on a timely basis, receipt and/or maintenance of required licenses and third-party consents in a timely manner, successful integration of the Company’s and its subsidiaries’ operations, and no unplanned materially adverse changes to its facilities, assets, customer base and the economic conditions affecting the Company’s current and proposed operations. These assumptions, although considered reasonable by the Company at the time of preparation, may prove to be incorrect. In addition, the Company has assumed that there will be no material adverse change to the current regulatory landscape affecting the cannabis industry and has also assumed that the Company will remain compliant in the future with all laws, regulations and rules imposed upon it by law.

There can be no assurance that such forward-looking information will prove to be accurate as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on forward-looking information. Forward-looking information is provided and made as of the date of this Prospectus and the Company does not undertake any obligation to revise or update any forward-looking information or statements other than as expressly required by applicable law. The Company’s forward-looking information is expressly qualified in its entirety by this cautionary statement.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless the context otherwise requires, all references to “$”, “US$” and “dollars” mean references to the lawful money of the United States. All references to “C$” refer to Canadian dollars. On November 29, 2022, the Bank of Canada daily average rate of exchange was US$1.00 = C$ 1.3578 or C$1.00 = US$0.7365.

MARKET AND INDUSTRY DATA

This Prospectus includes market and industry data that has been obtained from third-party sources, including industry publications. The Company believes that the industry data is accurate and that its estimates and assumptions are reasonable, but there is no assurance as to the accuracy or completeness of this data. Third party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but there is no assurance as to the accuracy or completeness of included information. Although the data is believed to be reliable, the Company has not independently verified any of the data from third-party sources referred to in this Prospectus or ascertained the underlying economic assumptions relied upon by such sources.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the securities commissions in all provinces and territories of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we have filed or intend to file with the Canadian provincial securities commissions. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com and the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR). Except as expressly provided herein, documents filed on SEDAR and EDGAR are not, and should not be considered, part of this Prospectus.

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AYR WELLNESS INC.

Ayr Wellness Inc. is a U.S. national cannabis consumer packaged goods company and retailer. Founded in 2019 and headquartered in Miami, Florida, the Company is focused on delivering the highest quality cannabis products and customer experience throughout its footprint. As of September 30, 2022, the Company employed approximately 2,800 personnel. The Company, through its subsidiaries and affiliates, holds, operates, and manages licenses and permits in the States of Arizona, Florida, Massachusetts, Nevada, New Jersey, Ohio, Pennsylvania, Illinois, and Connecticut.

The Company’s strategy is to vertically integrate through the consolidation of cultivating, producing, distributing, and dispensing cannabis brands and products at scale. The Company’s portfolio of consumer-packaged goods brands includes Kynd, Origyn Extracts, Levia, STiX Preroll Co., Secret Orchard, Lost in Translation, HAZE, Road Tripper, Wicked, CannaPunch and Entourage, among others. The Company distributes and markets its products to Ayr-owned retail stores and to third-party licensed retail cannabis stores throughout Ayr’s operating footprint.

The Company owns and operates chain of cannabis retail stores under brand names including Ayr, Liberty Health Sciences, and The Dispensary. Ayr owns stores under other names, primarily where stores acquired still retain their pre-acquisition branding, though the Company intends to unify its retail footprint under the Ayr retail brand name over time. The revenue of Ayr’s retail stores derives primarily from the sale of cannabis products, with an immaterial portion of income resulting from the sale of other merchandise (such as cannabis accessories). As of September 30, 2022, Ayr operated 79 retail stores, located across Ayr’s portfolio.

The Company does not currently accept payment for products or services online.

See “Description of the Business” in the AIF, incorporated herein by reference.

Licenses

The following table provides a list of the licenses granted to companies and facilities operated by, or to which operational support is provided by, the Company as of the date hereof. Licenses which individually account for 10% or more of the consolidated revenue of the Company for the nine months ended September 30, 2022 (which are indicated in the chart below) are indicated with an asterisk.

Entity	Address Attached to License	Type	License	Certificate / License #	Expiration / Renewal Date	Summary
LivFree Wellness LLC	3900 Ponderosa Way, Las Vegas, NV 89118	Certificate	State of Nevada – Medical Marijuana Cultivation – Cannabis Compliance Board	74378723704914675084	6/30/2023	Cultivation - Medical
		License	State of Nevada – Adult-Use Marijuana Cultivation – Cannabis Compliance Board	68096361433916615303	10/31/2023	Cultivation - Adult-Use
		Certificate	State of Nevada – Medical Marijuana Production – Cannabis Compliance Board	52864127312203226338	6/30/2023	Production - Medical
		License	State of Nevada – Adult-Use Marijuana Production – Cannabis Compliance Board	59998657224967428496	10/31/2023	Production - Adult-Use
		License	Clark County – Department of Business License	2000178.MMR-301	12/31/2022	Cultivation, Production, Distribution - Medical/Adult-Use
	8605 S Eastern Ave Las Vegas, NV 89123	License	State of Nevada – Adult-Use Retail Store – Cannabis Compliance Board	64345737726226352455	11/30/2023	Retail - Adult-Use
		License	Clark County - Department of Business License	2000229-MMR-301	12/31/2022	Retail - Adult-Use

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5347 S. Decatur, Las Vegas, NV 89118	Certificate	State of Nevada – Medical Marijuana Dispensary – Cannabis Compliance Board	60215712221216816750	6/30/2023	Retail - Medical
	License	State of Nevada – Adult-Use Retail Store – Cannabis Compliance Board	71224329369156133247	6/30/2023	Retail - Adult-Use
	License	State of Nevada – Adult-Use Distribution – Cannabis Compliance Board	14504799651148975256	6/30/2023	Distribution - Adult-Use
	License	Clark County - Department of Business License	2000118.MMR-301	12/31/2022	Retail - Medical/Adult-Use
50 N. Gibson, Henderson, NV 89014	Certificate	State of Nevada – Medical Marijuana Dispensary – Cannabis Compliance Board	54403159919762505142	6/30/2023	Retail - Medical
	License	State of Nevada – Adult-Use Retail Store – Cannabis Compliance Board	08792343110299625005	6/30/2023	Retail - Adult-Use
	License	City of Henderson – Medical Marijuana Dispensary – Finance Department	2017305992	4/30/2023	Retail - Medical
	License	City of Henderson – Adult-Use Marijuana Distributor – Finance Department	2017306144	4/30/2023	Distribution - Adult-Use
	License	City of Henderson – Adult-Use Marijuana Retail Store – Finance Department	2017305994	4/30/2023	Retail - Adult-Use
100 W. Plumb Lane, Reno, NV 89509	Certificate	State of Nevada – Medical Marijuana Dispensary – Cannabis Compliance Board	04186481440349513323	6/30/2023	Retail - Medical
	License	State of Nevada – Adult-Use Retail Store – Cannabis Compliance Board	71702389611437559364	6/30/2023	Retail - Adult-Use
435 Eureka Avenue, Reno, NV 89512	Certificate	State of Nevada – Medical Marijuana Cultivation – Cannabis Compliance Board	96804690721657828547	6/30/2023	Cultivation - Medical
	Certificate	State of Nevada – Medical Marijuana Production – Cannabis Compliance Board	18668881888004789228	6/30/2023	Production - Medical
	License	State of Nevada – Adult-Use Marijuana Cultivation – Cannabis Compliance Board	94104154254817748080	11/30/2023	Cultivation - Adult-Use
	License	State of Nevada – Adult-Use Production – Cannabis Compliance Board	56693629355290417097	11/30/2023	Production - Adult-Use
	License	City of Reno – Medical Marijuana Production – City Clerk	R145364Q	12/31/2022	Production - Medical
	License	City of Reno – Medical Marijuana Cultivation – City Clerk	R145363Q	12/31/2022	Cultivation - Medical
	License	City of Reno – Marijuana Establishment – City Clerk	R145362A	7/31/2023	Retail
	License	City of Reno – Marijuana Establishment – City Clerk	R145361A	7/31/2023	Retail
	License	City of Reno – Adult-Use Production – City Clerk	R145418Q	12/31/2022	Production - Adult-Use
	License	City of Reno – Adult-Use Cultivation – City Clerk	R145417Q	12/31/2022	Cultivation - Adult-Use

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The Dispensary	100 W. Plumb Lane, Reno, NV 89509	License	City of Reno – Medical Marijuana Dispensary – City Clerk	R101848Q	12/31/2022	Retail - Medical
		License	City of Reno – Marijuana Establishment-Retail Store – City Clerk	R145282Q	12/31/2022	Retail - Adult-Use
		License	City of Reno - Annual Merchandise Sales License – City Clerk	R134462A	5/31/2023	Retail Merchandise
Tahoe-Reno Botanicals LLC	1645 Crane Way, Sparks, NV 89431	Certificate	State of Nevada – Medical Marijuana Cultivation – Cannabis Compliance Board	82842542964915513809	6/30/2023	Cultivation - Medical
		License	State of Nevada – Adult-Use Marijuana Cultivation – Cannabis Compliance Board	20856188563796491040	6/30/2023	Cultivation - Adult-Use
		License	City of Sparks – Adult-Use Marijuana Cultivation – Business License Division	S080844Q-LIC	1/30/2023	Cultivation - Adult-Use
Tahoe-Reno Extractions LLC	1645 Crane Way, Sparks, NV 89431	Certificate	State of Nevada – Medical Marijuana Production – Cannabis Compliance Board	12078072637090304628	6/30/2023	Production - Medical
		License	State of Nevada – Adult-Use Production – Cannabis Compliance Board	76163748746660781629	6/30/2023	Production - Adult-Use
		License	State of Nevada – Adult-Use Distribution – Cannabis Compliance Board	77027711033924812731	6/30/2023	Distribution - Adult-Use
		License	City of Sparks – Adult-Use Marijuana Production – Business License Division	S080842Q-LIC	1/30/2023	Production - Adult-Use
		License	City of Sparks – Adult-Use Marijuana Distributor – Business License Division	S080843Q-LIC	1/30/2023	Distribution - Adult-Use
Kynd Cannabis Company	1645 Crane Way, Sparks, NV 89431	License	City of Las Vegas – Conditional License - Department of Planning	M69-00029	1/1/2023	Cultivation
		License	City of Las Vegas – Conditional License - Department of Planning	M69-00036	1/1/2023	Production
Kynd-Strainz LLC	132 E. Second St., Reno, NV 89501	License	City of Reno – Marijuana Establishment – City Clerk	R134783A	4/30/2023	Retail - Adult-Use
		Certificate	State of Nevada – Medical Marijuana Dispensary – Cannabis Compliance Board	97519348303293892007	6/30/2023	Retail - Medical
		License	State of Nevada – Adult-Use Retail Store – Cannabis Compliance Board	46934338604709544132	6/30/2023	Retail - Adult-Use
		License	City of Reno – Medical Marijuana Dispensary – City Clerk	R101872Q	12/31/2022	Retail - Medical

15

MYNT Cannabis Dispensary	132 E. Second St., Reno, NV 89501	License	City of Reno – Marijuana Establishment-Retail Store – City Clerk	R145321Q	12/31/2022	Retail - Adult-Use
Lemon Aide, LLC	340 Lemmon Drive, Reno, NV 89506	Certificate	State of Nevada – Medical Marijuana Dispensary – Cannabis Compliance Board	80994578239784321818	6/30/2023	Retail - Medical
		License	State of Nevada – Adult-Use Retail Store – Cannabis Compliance Board	13244303247046007918	7/31/2023	Retail - Adult-Use
		License	Washoe County – Marijuana Retail Store/Dispensary – Washoe County Business License	W000013ME-LIC	1/1/2023	Retail - Medical/Adult-Use
NV Green Inc.	1475 Hymer Ave Suite A, Sparks, NV 89431	License	State of Nevada – Adult-Use Marijuana Cultivation – Cannabis Compliance Board	80476394983467584488	8/31/2023	Cultivation - Adult-Use
		License	State of Nevada – Adult-Use Marijuana Production – Cannabis Compliance Board	08300436904530710396	8/31/2023	Production - Adult-Use
		License	State of Nevada – Medical Marijuana Cultivation – Cannabis Compliance Board	33102338992967161675	6/30/2023	Cultivation - Medical
		License	State of Nevada – Medical Marijuana Production – Cannabis Compliance Board	51157511271279283787	6/30/2023	Production - Medical
		License	City of Las Vegas – Conditional License - Department of Planning	M67-00020	1/1/2023	Production
		License	City of Las Vegas – Conditional License - Department of Planning	M67-00027	1/1/2023	Cultivation
		License	City of Sparks – Adult-Use Marijuana Cultivation – Business License Division	S082294Q-LIC	1/30/2023	Cultivation - Adult-Use
		License	City of Sparks – Adult-Use Marijuana Production – Business License Division	S082295Q-LIC	1/30/2023	Production - Adult-Use
Tahoe Hydroponics Company LLC	3535 Arrowhead Dr Ste B, Carson City, NV 89706	License	Carson City – Marijuana Distributor – Business License Division	MJ-004914-2020	6/30/2023	Distribution
		License	Carson City – Marijuana Cultivation – Business License Division	MJ-004913-2020	6/30/2023	Cultivation
		License	City of North Las Vegas – Land Development and Community Services	BL115813	2/28/2023	Distribution
		License	City of Henderson – Adult-Use Marijuana Distributor – Finance Department	2019311882	2/28/2023	Distribution - Adult-Use
		License	City of Las Vegas – Cannabis Distributor OLV – Department of Planning	M67-00047	1/1/2023	Distribution
		License	City of Las Vegas – Conditional License – Cannabis Cultivation OLV – Department of Planning	M67-00040	1/1/2023	Cultivation
		License	State of Nevada – Medical Marijuana Cultivation – Cannabis Compliance Board	97712183133535367749	6/30/2023	Cultivation - Medical
		License	State of Nevada – Adult-Use Marijuana Cultivation – Cannabis Compliance Board	15066280419696569275	6/30/2023	Cultivation - Adult-Use
		License	State of Nevada – Adult-Use Distribution – Cannabis Compliance Board	33766980341791854561	6/30/2023	Distribution - Adult-Use

16

Ocotillo Vista, Inc.	6676 West Bell Road, Glendale, AZ 85308	Certificate	AZDHS – Medical Marijuana Dispensary Registration Certificate	00000109DCIT00443532	10/6/2023	Retail - Medical
		Certificate	AZDHS – Marijuana Establishment License	00000051ESYP04501588	1/22/2023	Retail - Adult-Use
Total Health & Wellness, Inc.	17006 S. Weber Drive, Chandler, Arizona 85226	Certificate	AZDHS – Medical Marijuana Dispensary Registration Certificate	00000100DCWU00857159	6/21/2024	Cultivation, Production, Retail
		Certificate	AZDHS – Marijuana Establishment License	00000021ESQX24132908	1/21/2023	Retail - Adult-Use
	26427 S Arizona Ave, Chandler, AZ 85248	Certificate	AZDHS – Medical Marijuana Dispensary Registration Certificate	00000036DCOP00819772	8/7/2024	Cultivation, Production, Retail
		Certificate	AZDHS – Marijuana Establishment License	00000060ESTV86857950	1/21/2023	Retail - Adult-Use
Ayr Wellness NJ, LLC	950 US Highway 1, Woodbridge, NJ 07095	License	CRC – Cultivate, Process and Dispense Medicinal Marijuana	11202013 A	12/31/2022	Cultivation, Production, Retail - Medical
		License	CRC – Class 1 Cultivator	C000067	10/11/2023	Cultivation - Adult-Use
		License	CRC – Class 5 Retailer	RE000018	6/5/2023	Retail - Adult-Use
	2536 Rt. 22, Union, NJ 07083	License	CRC – Class 5 Retailer	RE000017	6/5/2023	Retail - Adult-Use
		License	CRC – Dispense Medicinal Marijuana	11202013 C	12/31/2022	Retail - Medical
	2000 East Park Blvd Suite 2002, South Brunswick, NJ 08512	License	CRC – Class 2 Manufacturer	M000033	6/5/2023	Production - Adult-Use
	1719 Oak Street Lakewood NJ 08701	License	CRC – Cultivate and Process Medicinal Marijuana	11202013 E	12/31/2022	Cultivation, Production - Medical
	59 NJ-35, Eatontown, NJ 07724	License	CRC – Dispense Medicinal Marijuana	11202013 D	12/31/2022	Retail - Medical
		License	CRC – Class 5 Retailer	RE000016	6/5/2023	Retail - Adult-Use
Sira Naturals, Inc.	48 North Beacon Street, Watertown, MA 02472	License	CCC – Registered Marijuana Dispensary	RMD-325	7/16/2023	Retail - Medical
		License	CCC – Marijuana Establishment	MR283886	7/16/2023	Retail - Adult-Use
	827-829 Boylston Street Boston, MA 02116	License	CCC – Marijuana Establishment	MR283946	8/13/2023	Retail - Adult-Use
	240 Elm Street, Somerville, MA 02144	License	CCC – Registered Marijuana Dispensary	RMD-245	7/16/2023	Retail - Medical
		License	CCC – Marijuana Establishment	MR282672	8/13/2023	Retail - Adult-Use
	29 Franklin Street, Needham, MA 02492	License	CCC – Registered Marijuana Dispensary	RMD-625	7/16/2023	Retail - Medical
	13 Commercial Way, Milford, MA 01757	License	CCC – Marijuana Establishment License (Cultivation/Tier 3 – Indoor)	MC281252	9/30/2023	Cultivation
		License	CCC – Marijuana Establishment License (Product Manufacturer)	MP281303	10/14/2023	Production
		License	CCC – Marijuana Establishment License (Transporter with Other Existing ME License)	MX281310	9/29/2023	Transportation
	1 Industrial Way, Milford MA 01751	License	CCC – Marijuana Establishment License (Cultivation/Tier 3 – Indoor)	MC282015	9/16/2023	Cultivation
	5-7 Industrial Way, Milford, MA 01757	License	CCC – Provisional Marijuana Establishment License (Cultivation/Tier 8 – Indoor)	MC283066	8/13/2023	Cultivation
		License	CCC – Provisional Marijuana Establishment License (Product Manufacturer)	MP281613	9/1/2023	Production

17

Cultivauna, LLC	68 Tenney Street, Georgetown, MA 01833	License	CCC – Marijuana Establishment License (Product Manufacturer)	MP281871	9/11/2023	Production
AYR Wellness	844 East Tallmadge Avenue, Akron, Ohio, 44310	License	City of Akron – Medical Marijuana Processor Operating License	001	10/29/2023	Production - Medical
		License	State of Ohio – Medical Marijuana Processor Operating License	MMCPP00102	12/1/2022	Production - Medical
Parma Wellness Center, LLC	12795 Corporate Drive, Parma, Ohio 44130	License	State of Ohio – Medical Marijuana Cultivator Operating License	MMCPC00025	10/4/2023	Cultivation - Medical
DFMMJ Investments, LLC	18770 N County Road 225, Gainesville, Florida, 32609	License*	Medical Marijuana Treatment Center	MMTC-2015-0002	7/31/2024	Cultivate, Process, Transport, Retail - Medical
CannTech PA, LLC	535 Keystone Drive, Warrendale, PA 15086	Permit	PA Department of Health Office of Medical Marijuana – Grower/Processor Facility	CR04-GP20-5701	2/20/2023	Cultivation - Medical
	809 Sampson Street, New Castle, PA 16101	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	CR04-D20-6701 A	2/20/2023	Retail - Medical
	505 W. Germantown Pike, Plymouth Meeting, PA 19462	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	CR04-D20-6701 B	2/20/2023	Retail - Medical
	112 Northtowne Square, Gibsonia PA 15044	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	CR04-D20-6701 C	2/20/2023	Retail - Medical
	712 Lancaster Ave., Bryn Mawr, PA 19010	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	CR04-D20-6701 D	2/20/2023	Retail - Medical
	801 Horsham Rd, Montgomeryville, PA 18936	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	CR04-D20-6701 E	2/20/2023	Retail - Medical
DocHouse LLC	740 Ann St Pottsville, PA 17901	Permit	PA Department of Health Office of Medical Marijuana – Grower/Processor Facility	GP18-1002	7/31/2023	Cultivation - Medical
PA Natural Medicine LLC	261-269 Columbia Mall Dr., Bloomsburg, PA 17815	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	D-4007-17 A	6/29/2023	Retail - Medical
	1420 N. Susquehanna Trail, Selinsgrove, PA 17870	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	D-4007-17 B	6/29/2023	Retail - Medical
	2105 N. Atherton St., State College, PA 16803	Permit	PA Department of Health Office of Medical Marijuana – Dispensary Facility	D-4007-17 C	6/29/2023	Retail - Medical
Herbal Remedies Dispensaries, LLC	4440 Broadway Street Suite 1 Quincy, IL 62305	License	IDFPR - Registered Medical Cannabis Dispensing Organization	280.000004	9/24/2023	Retail - Medical
	4440 Broadway Street Suite 1 Quincy, IL 62305	License	IDFPR - Adult Use Dispensing Organization	284.000137	3/31/2024	Retail - Adult-Use
	1837 Broadway Street Quincy, IL 62301	License	IDFPR - Adult Use Dispensing Organization	284.000138	3/31/2024	Retail - Adult-Use

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LEGAL AND REGULATORY MATTERS

On February 8, 2018, the Canadian Securities Administrators revised their previously released Staff Notice 51-352, which provides specific disclosure expectations for issuers that currently have, or are in the process of developing, cannabis-related activities in the United States as permitted within a particular State’s regulatory framework. All issuers with U.S. cannabis-related activities are expected to clearly and prominently disclose certain prescribed information in disclosure documents. As a result of the Company’s existing operations in Massachusetts, Nevada, Pennsylvania, Florida, Arizona, New Jersey, Ohio, Illinois and Connecticut, Ayr provides the following disclosure:

The legalization and regulation of marijuana for medical and recreational use is mplemented at the State level in the United States. State laws regulating cannabis are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain States and territories of the United States authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA. Although the Company’s business activities are believed to be compliant in all material respects with applicable U.S. State and local law, strict compliance with State and local laws with respect to cannabis may neither absolve Ayr of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against Ayr.

The following table is intended to assist readers in identifying those parts of this Prospectus and the documents incorporated by reference therein that address the disclosure expectations outlined in Staff Notice 51-352.

Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross-Reference
All Issuers with U.S. Marijuana- Related Activities	Describe the nature of the issuer’s involvement in the U.S. marijuana industry and include the disclosures indicated for at least one of the direct, indirect and ancillary industry involvement types noted in this table.	- Description of the Business
	Prominently State that marijuana is illegal under U.S. federal law and that enforcement of relevant laws is a significant risk.	- Cover page (disclosure in bold typeface) - Cannabis Market Overview (disclosure in bold typeface)
Discuss any statements and other available guidance made by federal authorities or prosecutors regarding the risk of enforcement action in any jurisdiction where the issuer conducts U.S. marijuana-related activities.

-      Cover page (disclosure in bold typeface)

-      Federal Regulatory Environment

-      U.S. Federal Enforcement Priorities

-      Risk Factors – While legal under applicable U.S. State law, Ayr’s business activities are illegal under U.S. federal law

-      See “Risk Factors – The approach to the enforcement of cannabis laws may be subject to change or may not proceed as previously outlined” in the AIF, incorporated by reference herein

Outline related risks including, among others, the risk that third-party service providers could suspend or withdraw services and the risk that regulatory bodies could impose certain restrictions on the issuer’s ability to operate in the U.S.

-      See “Risk Factors – Service providers could suspend or withdraw service” in the AIF, incorporated by reference herein

-      See “Risk Factors - While legal under applicable U.S. State law, Ayr’s business activities are illegal under U.S. federal law” in the AIF, incorporated by reference herein

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Industry Involvement	Specific Disclosure Necessary to Fairly Present all Material Facts, Risks and Uncertainties	Prospectus Cross-Reference
Given the illegality of marijuana under U.S. federal law, discuss the issuer’s ability to access both public and private capital and indicate what financing options are / are not available in order to support continuing operations.

-      Ability to Access Public and Private Capital

-      See “Risk Factors – Ayr may be subject to restricted access to banking in the United States and Canada” in the AIF, incorporated by reference herein

-      See “Risk Factors – Ayr’s investments in the U.S. are subject to applicable anti-money laundering laws and regulations” in the AIF, incorporated by reference herein

	Quantify the issuer’s balance sheet and operating statement exposure to U.S. marijuana related activities.	- Exposure to U.S. Marijuana Related Activities
	Disclose if legal advice has not been obtained, either in the form of a legal opinion or otherwise, regarding (a) compliance with applicable State regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law.	- The Company has received and continues to receive legal input regarding (a) compliance with applicable State regulatory frameworks and (b) potential exposure and implications arising from U.S. federal law in certain respects. The Company receives such advice on an ongoing basis but does not have a formal legal opinion on such matters.
U.S. Marijuana Issuers with direct involvement in cultivation or distribution	Outline the regulations for U.S. States in which the issuer operates and confirm how the issuer complies with applicable licensing requirements and the regulatory framework enacted by the applicable U.S. State.

-      Cannabis Market Overview – Nevada

-      Cannabis Market Overview –Massachusetts

-      Cannabis Market Overview –Pennsylvania

-      Cannabis Market Overview – Florida

-      Cannabis Market Overview – Ohio

-      Cannabis Market Overview – New Jersey

-      Cannabis Market Overview – Arizona

-      Cannabis Market Overview – Illinois

-      Cannabis Market Overview – Connecticut

-      State Regulatory Landscapes

	Discuss the issuer’s program for monitoring compliance with U.S. State law on an ongoing basis, outline internal compliance procedures and provide a positive statement indicating that the issuer is in compliance with U.S. State law and the related licensing framework. Promptly disclose any non-compliance, citations or notices of violation which may have an impact on the issuer’s licence, business activities or operations.	- Cannabis Market Overview – Compliance with State Regulatory Frameworks

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In accordance with Staff Notice 51-352, below is a discussion of the federal and State-level U.S. regulatory regimes in those jurisdictions where Ayr is directly or indirectly involved through its subsidiaries. Ayr is currently indirectly engaged in the manufacture, possession, use, sale or distribution of cannabis and/or holds licenses in the adult-use and/or medicinal cannabis marketplace in the States of Massachusetts, Nevada, Pennsylvania, Florida, Arizona, New Jersey, Ohio, Illinois and Connecticut. In accordance with Staff Notice 51-352, Ayr will evaluate, monitor and reassess this disclosure, and any related risks, on an ongoing basis and the same will be supplemented and amended to investors in public filings, including in the event of government policy changes or the introduction of new or amended guidance, laws or regulations regarding cannabis regulation. As noted under “Non-Compliance with State and Local Cannabis Laws” below, Ayr intends to cause its businesses to promptly remedy any material known occurrences of non-compliance with applicable State and local cannabis rules and regulations, and Ayr intends to publicly disclose any material non-compliance, citations or notices of violation which may have an impact on its licenses, business activities or operations.

Exposure to U.S. Marijuana Related Activities

As of December 31, 2021, 100% of the businesses was directly derived from United States cannabis-related activities. As such, the Company’s exposure to United States cannabis related activities is 100%.

Federal Regulatory Environment

The federal government of the United States regulates controlled substances through the Controlled Substances Act (CSA), which places controlled substances on one of five schedules. Currently, marijuana is classified as a Schedule I controlled substance. A Schedule I controlled substance means the Drug Enforcement Agency considers it to have a high potential for abuse, no accepted medical treatment, and a lack of accepted safety for the use of it even under medical supervision. Overall, the United States federal government has specifically reserved the right to enforce federal law regarding the sale and disbursement of medical or adult-use marijuana even if such sale and disbursement is sanctioned by State law. Accordingly, there are a number of significant risks associated with the business of the Company and unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current federal law, and the business of the Company may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States.

The Company’s operations, to the Company’s knowledge, are in compliance with applicable State laws, regulations and licensing requirements in all material respects. Additionally, the Company uses the same proprietary, best-practices policies and procedures in its managed facilities as in its owned facilities in order to ensure systematic operations and, as such, to the Company’s knowledge, the facilities that the Company operates are in compliance with applicable State laws, regulations and licensing requirements in all material respects. Nonetheless, for the reasons described above and risks described under the “Cautionary Note Regarding Forward-Looking Information”, but not limited to these reasons, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all the risk factors contained in this Prospectus and the documents incorporated herein by reference.

The following sections describe the legal and regulatory landscape in respect of the States in which the Company currently operates.

While the Company’s compliance controls have been developed to mitigate the risk of any material violations of a license arising, there is no assurance that the Company’s licenses will be renewed in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process could impede the ongoing or planned operations of the Company and have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

As a result of the November 2020 U.S. federal election, President Joseph R. Biden is now in office. There can be no assurance as to the position any administration may take on marijuana and the Biden administration could decide to enforce the federal laws strongly. Any enforcement of current federal laws could cause significant financial damage to the Company and its shareholders. Further, future presidential administrations may want to treat marijuana differently and potentially enforce the federal laws more aggressively.

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U.S. Federal Enforcement Priorities

Due to the current federal regulatory environment in the United States, as further described herein, Ayr may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and the U.S. As a result, Ayr may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on Ayr’s ability to invest in the U.S. or any other jurisdiction. See “Risk Factors – While legal under applicable U.S. State law, Ayr’s business activities are illegal under U.S. federal law” and “Risk Factors – The approach to the enforcement of cannabis laws may be subject to change or may not proceed as previously outlined” in the AIF, incorporated herein by reference.

Changes in government policy or public opinion can significantly influence the regulation of the cannabis industry in Canada, the United States and elsewhere. A negative shift in the public’s perception of cannabis in the U.S. or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause State jurisdictions to abandon initiatives or proposals to legalize cannabis, thereby limiting the number of new State jurisdictions into which Ayr could expand. Any inability to fully implement Ayr’s expansion strategy may have a material adverse effect on Ayr’s business, financial condition and results of operations. See “Risk Factors” in the AIF, incorporated herein by reference.

Further, violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from criminal charges or civil proceedings conducted by either the U.S. federal government or private citizens (who have the right to seek private relief for Ayr’s “aiding and abetting” activities that violate U.S. federal law), including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on Ayr, including on its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the U.S., the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity, or the market price of its publicly-traded shares. In addition, it is difficult for Ayr to estimate the time or resources that would be needed for the investigation or final resolution of any such matters because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. See “Risk Factors – Risks Related to Legality of Cannabis” in the AIF, incorporated herein by reference.

State Regulatory Environment

Nevada

Nevada Regulatory Landscape

The use of medical cannabis was legalized in Nevada by a ballot initiative in 2000. Nevada has legislatively enacted the licensing of medical cannabis business establishments since 2013. Adult-use cannabis was approved in November 2016, when voters in Nevada passed an adult-use cannabis measure to allow for the licensing of business establishments to engage in the sale of adult-use cannabis in the State. The first retail stores to sell adult-use cannabis began sales in July 2017. As of July 1, 2020, the Nevada Cannabis Compliance Board (the “CCB,” successor to the Nevada Department of Taxation as the applicable regulatory agency) governs and administers regulatory oversight for the medical and adult-use cannabis programs. Cities and counties in Nevada are allowed to determine the number of local cannabis licenses they will issue up to the maximum number allocated by the statute. In April 2021, the Company received regulatory approval from the CCB for the acquisition of five Nevada licensed companies (LivFree Wellness LLC, Kynd-Strainz LLC, Lemon Aide LLC, Tahoe-Reno Botanicals LLC, and Tahoe-Reno Extractions LLC) (collectively the “Nevada Subsidiaries”), and through these subsidiaries, the Company currently operates facilities located in Clark County, City of Henderson, City of Reno, and Washoe County jurisdictions in Nevada. Additionally, in January 2022, the Company received regulatory approval from the CCB for management services agreements with Tahoe Hydroponics Company LLC and NV Green Inc. (collectively, “Nevada Managed Entities”, and together with the Nevada Subsidiaries, the “Nevada Businesses”), and since that time, provides operational support to the Nevada Managed Entities.

Licenses

The Company, through the Nevada Businesses, operates four cultivation facilities, three production facilities, six dispensaries, and two distribution facilities in the State of Nevada. Under applicable laws, the licenses issued for these facilities permit the businesses to cultivate, manufacture, process, package, sell, purchase, and transport cannabis pursuant to the license types and Nevada regulations.

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State issued licenses are renewed annually, and local business licenses are renewed quarterly or annually, and there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner along with the necessary supporting documents, including requisite background investigations, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business. One of the Nevada Subsidiaries, LivFree Wellness, was also awarded one additional contingent dispensary license in the greater Las Vegas market (City of Henderson).

Regulations

In the State of Nevada, only cannabis that is grown/produced in the State by a licensed establishment may be sold in the State. The Nevada Businesses are vertically integrated and have the capabilities to cultivate, harvest, process, sell, dispense, deliver, and transport adult-use and medical cannabis and cannabis products.

Reporting Requirements

The State of Nevada uses METRC solution (“METRC”) as the State’s computerized tracking system (“seed-to-sale”) used to track commercial cannabis activity. Individual licensees whether directly or through third-party integration systems are required to transmit data to the State to meet reporting requirements. The Nevada Businesses each have a seed-to-sale system in the State which is designed to capture the required data points for cultivation, manufacturing and retail as required in Nevada Revised Statutes sections 678C and 678D.

Storage and Security

To ensure the safety and security of cannabis business premises and to maintain adequate controls against diversion, theft, and loss of cannabis and cannabis products, Nevada licensed cannabis establishments are required to do the following:

1.	Have a single secure entrance of the physical building;

2.	No visible cannabis or cannabis products from outside the establishment;

3.	Implement and install, at a minimum, the following security equipment and practices to deter and prevent unauthorized entrance into limited access areas that includes, without limitation:

a.	devices that detect unauthorized intrusion (which may include a signal system);

b.	exterior lighting designed to facilitate surveillance;

c.	electronic monitoring devices, further including (without limitation);

i.	at least one call-up monitor that is at least 19 inches in size;

ii.	a video printer that can immediately produce a clear still photo from any video camera image;

iii.	video cameras with a recording resolution of at least 1920 x 1080 at a rate of at least 15 frames per second, which provide coverage of all entrances and exits of the building. Any room or area that holds a vault and any point-of-sale location, which record 24 hours per day, which are capable of being accessed remotely by a law enforcement agency upon request and which may record motion only. A video camera providing coverage of a point-of-sale location must allow for the identification of any person purchasing cannabis;

iv.	video cameras with a recording resolution of at least 720 x 480 at a rate of at least 15 frames per second that fully capture all of the building’s limited access areas not described in subsection (iii) and any activity in or adjacent to the establishment, which records 24 hours per day, which are capable of being accessed remotely by a law enforcement agency in real time upon request and which may record motion only;

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v.	a video camera that can identify any activity occurring within the cannabis establishment in low light conditions 24 hours per day;

vi.	a method for storing video recordings from the video cameras for at least 30 calendar days in a secure on-site or off-site location or through a service or network that provides on-demand access to the recordings and providing copies of the recordings to the Board and Board Agents for review upon request;

vii.	a failure notification system that provides an audible and visual notification of any failure in the electronic monitoring system; and

viii.	sufficient battery backup for video cameras and recording equipment to support at least five minutes of recording in the event of a power outage.

4.	Implement security policies and procedures:

a.	that restrict access of the establishment that contain cannabis to only those persons authorized to be in those areas;

b.	that provide for the identification of persons authorized to be in the areas of the establishment that contain cannabis;

c.	that prevent loitering;

d.	for conducting electronic monitoring;

e.	for the use of automatic or electronic notifications to alert local law enforcement of any unauthorized breach of security at the establishment;

f.	for limiting the amount of money available in any retail areas of the establishment and for training employees on this practice;

g.	for notifying the public of the minimal amount of money available;

h.	for maintaining communication with law enforcement agencies; and

i.	for providing and receiving notifications regarding burglary, attempted burglary, robbery, attempted robber, and other suspicious activity.

The Company is not aware of any specific risks associated with providing administrative, consulting and operations services to licensed cannabis establishments in Nevada such as are provided to the Nevada Managed Entities by the Company. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Nevada. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Massachusetts

Massachusetts Regulatory Landscape

The use of cannabis for medical use was legalized in Massachusetts by voter approval of the Massachusetts Marijuana Initiative in 2012. The law took effect on January 1, 2013 and eliminated criminal and civil penalties for the possession and use of up to a 60-day or 10 ounce supply of marijuana for medical use for patients possessing a State issued registration card.

On November 8, 2016, Massachusetts voters approved the Massachusetts Marijuana Legalization Initiative, which allowed for recreational or “adult use” cannabis in the Commonwealth. On September 12, 2017, the Cannabis Control Commission (“CCC”) was established under Chapter 55 of the Acts of 2017 to implement and administer laws enabling access to medical and adult-use cannabis.

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On November 16, 2018, the CCC issued the first notices for retail marijuana establishments to commence adult-use operations in Massachusetts.

Under the current program, no individual or entity shall have direct or indirect control, which includes ownership of 10% or more, over more than three licenses in a particular class of license. In addition, all marijuana establishments are required to enter into host community agreements with the municipality in which they are located.

Licenses

The Company maintains three adult-use cultivation licenses, two adult-use product manufacturer license, three adult-use marijuana retailer licenses and one adult-use transportation license in the Commonwealth of Massachusetts. In addition, the Company owns three vertical medical marijuana licenses in the Commonwealth. These vertical medical marijuana licenses permit the Company to cultivate, manufacture, process, package, sell, and purchase medical marijuana pursuant to the terms of the licenses.

Regulations

Under the terms of the marijuana cultivator license, the licensee may cultivate, process and package marijuana, and transfer and deliver marijuana products to marijuana establishments, but not to consumers. A marijuana product manufacturer is an entity authorized to obtain, manufacture, process and package marijuana and marijuana products, to deliver marijuana and marijuana products to marijuana establishments and to transfer marijuana and marijuana products to other marijuana establishments, but not to consumers. A marijuana retailer is an entity authorized to purchase and deliver marijuana and marijuana products from marijuana establishments and to sell or otherwise transfer marijuana and marijuana products to marijuana establishments and to consumers. A marijuana retailer provides a retail location which may be accessed by consumers 21 years of age or older or, if the retailer is co-located with a Medical Marijuana Treatment Center by individuals who are registered qualifying patients with the Medical Use of Marijuana Program with a registration card.

In order for a customer to be dispensed marijuana, they must present a valid government issued photo ID immediately upon entry of the retail facility. If the individual is younger than 21 years old but 18 years of age or older, he or she shall not be admitted unless he or she produces an active medical registration card issued by the CCC. If the individual is younger than 18 years old, he or she shall not be admitted unless he or she produces an active medical registration card and is accompanied by a personal caregiver with an active medical registration card. In addition to the medical registration card, registered qualifying patients 18 years of age and older and personal caregivers must also produce proof of identification.

Each recreational customer may be dispensed no more than one ounce of marijuana or its combined dry weight equivalent in marijuana concentrate or edibles. One ounce of marijuana flower is equivalent to five grams of active THC in marijuana concentrate, or five hundred milligrams of active THC in edibles, as outlined in 935 CMR 500.140(3). Medical patients may be dispensed up to a 60-day supply of marijuana, or the equivalent amount of marijuana in marijuana infused products, that a registered qualifying patient would reasonably be expected to need over a period of 60 calendar days for his or her personal medical use, which is ten ounces, subject to 935 CMR 501.010(9).

Allowable forms of marijuana in Massachusetts include smokable dried flower, dried flower for vaporizing, cannabis derivative products (i.e., vape pens, gel caps, tinctures, etc.) and medical cannabis-infused products, including edibles.

In the Commonwealth of Massachusetts, only cannabis that is grown and manufactured in the Commonwealth can be sold. For adult-use, Massachusetts does not require vertical integration. As a result, a marijuana retailer may purchase and transport marijuana products from marijuana establishments and transport, sell or otherwise transfer marijuana products to marijuana establishments and to consumers. Licensed cultivators and product manufacturers may cultivate, harvest, process, produce package and sell marijuana products to marijuana establishments.

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Reporting Requirements

The CCC has selected METRC as the State’s track-and-trace (“T&T”) system used to track commercial cannabis activity and movement across the distribution chain. The system allows for other third-party system integration via API.

In 2018, Massachusetts US Attorney Andrew Lelling indicated that the US Attorney’s resources regarding prosecuting marijuana would be focused on overproduction, targeted sales to minors and organized crime and interstate transportation of drug proceeds. In 2021, President Biden appointed Rachel Rollins as Massachusetts U.S. Attorney. She has not issued guidance on priorities for marijuana prosecution. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Pennsylvania

Pennsylvania Regulatory Landscape

Commenced in 2016, the Pennsylvania Medical Marijuana Program (“PA Program”), which operates pursuant to a comprehensive regulatory scheme, currently serves more than 729,000 registered patients (and caregivers) suffering from one of 23 authorized medical conditions through over 1,700 approved medical practitioners. The Commonwealth of Pennsylvania, which consists of nearly 13 million residents and has the fifth largest population in the U.S., operates as a high-barrier market with very limited market participation. The Pennsylvania Medical Marijuana Act (the “PAMMA”) authorizes only a maximum of 25 grower/processor permits and 50 dispensary permits. Through April 2021, the PA Program had realized $2.6 billion in total sales. The PA Program allows only the cultivation and sale of cannabis products for medical purposes only and the state has no adult-use program at this time.

The PAMMA, which established the PA Program was signed into law on April 17, 2016 and originally provided access to Pennsylvania residents with one of 17 qualifying conditions, including epilepsy, chronic pain, and post-traumatic stress disorder. As part of “Phase 1” of the Commonwealth’s permitting process in 2017, the Pennsylvania Department of Health (the “PA DOH”) which administers the Commonwealth’s Medical Marijuana Program, originally awarded only 12 grower/processor permits and 27 dispensary permits. Subsequently, in 2018, PA DOH conducted “Phase 2” of the permitting process, during which it awarded the remaining 13 grower/processor permits and 23 dispensary permits authorized under the PAMMA.

Since the PA Program’s inception, a series of changes to its governing rules have expanded patient access and the market for products. In 2018, PA DOH authorized dispensing of flower and expanded the list of eligible qualifying conditions to include cancer remission therapy, opioid-addiction therapy, neurodegenerative disorders and spastic movement disorders. In July of 2019, the PA DOH further expanded the list of qualifying medical conditions to include anxiety disorders and Tourette syndrome, increasing the total number of qualifying conditions to 23. On June 30, 2021, Act 44 was signed into law, expanding the definition of serious medical condition to include other conditions that are recommended by the Medical Marijuana Advisory Board and approved by the Secretary of Health. As of February 2022, more than 729,000 patients and caregivers are registered for the Program.

Chapter 20 of the PAMMA established a marijuana research program whereby clinical registrants collaborate with medical schools and hospitals to design and implement a research plan. Following the passage of Act 44, the PA DOH is authorized to issue grower/processor and dispensary permits to up to ten (10) clinical registrants. Under these permits, which are in addition to the 25 grower/processor and 50 dispensaries mentioned above, clinical registrants effectively operate as vertically integrated entities. Furthermore, the dispensary permits authorize clinical registrants to operate dispensaries at up to six locations in any region of the Commonwealth. The dispensaries must dispense marijuana for the purpose of conducting research. To date, PA DOH has issued permits to nine clinical registrants.

Pennsylvania Licenses

PA Program rules require all participants in the supply chain – referred to as “Medical Marijuana Organizations” or “MMOs” – to be licensed by PA DOH. There are two permit types: Grower/Processor permits, which authorize plant cultivation, and manufacture, packaging, and transportation of finished products, and Dispensary permits, which authorize acquisition of finished products from Grower/Processor permit holders and the retail sale of same to Program-registered patients. Permits are subject to an annual renewal process, which includes fees and compliance requirements for MMOs.

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Site-Visits & Inspections

All MMO facilities must be inspected and approved by the PA DOH before commencing operations. Thereafter, facilities are subject to PA DOH inspection, whether with or without notice.

Reporting Requirements

The Commonwealth of Pennsylvania uses MJ Freeway as a T&T system for seed-to-sale reporting. Individual permittees are required to use MJ Freeway to push data to the Commonwealth to meet all reporting requirements. The Company’s subsidiaries use MJ Freeway as its in-house computerized seed-to-sale software, which integrates with the Commonwealth’s MJ Freeway program and captures the required data points for cultivation, manufacturing and retail as required in the Pennsylvania medical marijuana laws and regulations.

Storage and Security

All dispensaries are required to have a locked limited access area for the storage of medical marijuana that is expired, damaged, deteriorated, mislabeled, contaminated, recalled or whose containers or packages have been opened or breached until such product is returned to the grower/processor.

The Company is not aware of any specific risks associated with operating in Pennsylvania. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Pennsylvania. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Florida

Florida Regulatory Landscape

In 2014, the Florida Legislature passed the Compassionate Use Act (§381.986, Fla. Stat.), which was the first legal medical cannabis program in the state’s history. The original Compassionate Use Act only allowed for low-THC cannabis to be dispensed and purchased by patients suffering from cancer and epilepsy. In 2016, the Florida Legislature passed the Right To Try Act which allowed for full potency cannabis to be dispensed to patients suffering from a diagnosed terminal condition. Also in 2016, the Florida Medical Marijuana Legalization Initiative was introduced by citizen referendum and passed with a 71.3% majority. This initiative amended the state constitution and mandated an expansion of the state’s medical cannabis program.

The Florida Medical Marijuana Legalization Initiative, Amendment 2 (“Amendment 2”), and the expanded qualifying medical conditions, became effective on January 3, 2017. The Florida Department of Health (“FDOH”), physicians, dispensing organizations, and patients are currently subject to regulations provided for in Article X Section 29 of the Florida Constitution (the constitutional provision created by Amendment 2), §381.986 of the Florida Statutes, and administrative rules adopted by the FDOH. On June 9, 2017, the Florida House of Representatives and Florida Senate passed respective legislation to implement the expanded program by replacing large portions of the existing Compassionate Use Act, which officially became law on June 23, 2017. As amended, §381.986 provides licenses to operate as Medical Marijuana Treatment Centers (“MMTCs”) to all entities that held an active, unrestricted licenses to cultivate, process, transport, and dispense low-THC cannabis or medical cannabis before July 1, 2017, as well as an additional 10 entities. The law also provides for another four licenses to be issued for every 100,000 patients added to the state’s medical marijuana registry and allows MMTCs to open an unlimited number of dispensaries. There are currently 22 licensed MMTCs. In September of 2022, the FDOH announced its intent to award a 23rd license to a member of the Pigford v. Glickman class action lawsuit, which concerned racial discrimination by the U.S. Department of Agriculture. That decision is the subject of ongoing litigation. Additionally, the FDOH has announced its intent to move forward with administrative rulemaking to establish the application process for up to 22 additional MMTC licenses.

Licenses

Subsection 381.986(8)(a) of the Florida Statutes provides a vertically-integrated regulatory framework that requires each MMTC to cultivate, process and dispense their own medical cannabis.

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The license permits the sale of medical cannabis to qualified patients to treat certain medical conditions. In Florida, there is no state- imposed limitation on the permitted size, or number, of cultivation or processing facilities, nor is there a limit on the number of plants that may be grown. Dispensaries may be located in any location throughout Florida as long as the local government has not prohibited MMTC dispensaries in their respective municipality. Provided there is not a ban, a dispensary may be located in any site that meets applicable zoning requirements, and such zoning requirements cannot be stricter than the requirements applicable to a pharmacy. Additionally, the location must be greater than 500 feet from public or private elementary, middle, and secondary schools.

Licensing Requirements

Licenses issued by the FDOH are renewed biennially so long as the licensee meets requirements of the law and pays a renewal fee. Provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable license, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

An MMTC license applicant must demonstrate that: (i) they have been registered to do business in Florida for the previous five years, (i) they possess a valid certificate of nursery registration issued by the Florida Department of Agriculture and Consumer Services, (ii) they have the technical and technological ability to cultivate and produce cannabis, including, but not limited to, low-THC cannabis, (iii) they have the ability to secure the premises, resources, and personnel necessary to operate as an MMTC, (iv) they have the ability to maintain accountability of raw materials, finished products, and by-products to prevent diversion or unlawful access to or possession of these substances, (v) they have an infrastructure reasonably required to dispense cannabis to registered qualified patients statewide or regionally as determined by the FDOH, (vi) they have the financial ability to maintain operations for the duration of the two-year approval cycle, including the provision of certified financial statements to the FDOH, (vii) its owners, officers, board members and managers have passed a Level II background screening, inclusive of fingerprinting, and ensure that a medical director is employed to supervise the activities of the MMTC, and (viii) they have a diversity plan and veterans plan accompanied by a contractual process for establishing business relationships with veterans and minority contractors and/or employees. Upon approval of the application by the FDOH, the applicant must post a performance bond of up to $5,000,000, which may be reduced to $2,000,000 by meeting certain criteria, such as a minimum number of patients served.

Dispensaries

An MMTC may not dispense to a patient more than a 70-day supply of cannabis within a 70-day period, except an MMTC may not dispense more than a 35-day supply of marijuana in a form for smoking within a 35-day period. A 35-day supply of marijuana in a form for smoking may not exceed 2.5 ounces unless an exception to this amount is approved by the department. The MMTC employee who dispenses the cannabis must enter into the registry his or her name or unique employee identifier. The MMTC must verify that: (i) the qualified patient and the caregiver, if applicable, each has an active registration in the registry and active and valid medical cannabis use registry identification card, (ii) the amount and type of cannabis dispensed matches the physician certification in the registry for the qualified patient, and (iii) the physician certification has not already been filled. An MMTC may not dispense to a qualified patient younger than 18 years of age and must instead dispense to such patient’s caregiver. An MMTC may not dispense or sell any other type of cannabis, alcohol, or illicit drug-related product, except a cannabis delivery device as specified in the physician certification. An MMTC must, upon dispensing, record in the registry: (i) the date, time, quantity and form of cannabis dispensed, (ii) the type of cannabis delivery device dispensed, and (iii) the name and registry identification number of the qualified patient or caregiver to whom the cannabis delivery device was dispensed. An MMTC must ensure that patient records are not visible to anyone other than the patient, caregiver, and MMTC employees.

Storage and Security

Each MMTC must maintain a video surveillance system that records continuously 24 hours per day and has specified features. MMTCs must retain video surveillance recordings for at least 45 days, or longer upon the request of law enforcement.

An MMTC’s outdoor premises must have sufficient lighting from dusk until dawn. An MMTC’s dispensing facilities must include a waiting area with sufficient space and seating to accommodate qualified patients and caregivers and at least one private consultation area and such facilities may not display products or dispense cannabis or cannabis delivery devices in the waiting area and may not dispense cannabis from its premises between the hours of 9:00 p.m. and 7:00 a.m. but may perform all other operations and deliver cannabis to qualified patients 24-hours a day.

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Cannabis must be stored in a secured, locked room or a vault. An MMTC must have at least two employees, or two employees of a security agency, on the premises at all times where cultivation, processing, or storing of cannabis occurs. MMTC employees must wear a photographic identification badge and visitors must wear a visitor pass at all times on the premises. An MMTC must report to law enforcement within 24 hours after the MMTC is notified of or becomes aware of the theft, diversion or loss of cannabis.

Transportation

A cannabis transportation manifest must be maintained in any vehicle transporting cannabis or a cannabis delivery device. The manifest must be generated from the MMTC’s seed-to-sale tracking system and must include the: (i) departure date and time, (ii) name, address, and license number of the originating MMTC, (iii) name and address of the recipient, (iv) quantity and form of any cannabis or cannabis delivery device being transported, (v) arrival date and time, (vi) delivery vehicle make and model and license plate number; and (vii) name and signature of the MMTC employees delivering the product. Further, a copy of the transportation manifest must be provided to each individual, MMTC that receives a delivery. MMTCs must retain copies of all cannabis transportation manifests for at least three years. Cannabis and cannabis delivery devices must be locked in a separate compartment or container within the vehicle and employees transporting cannabis or cannabis delivery devices must have their employee identification on them at all times. Lastly, at least two people must be in a vehicle transporting cannabis or cannabis delivery devices, and at least one person must remain in the vehicle while the cannabis or cannabis delivery device is being delivered.

Inspections

The FDOH conducts announced and unannounced inspections of MMTC facilities to determine compliance with the laws and rules. The FDOH shall inspect an MMTC upon receiving a complaint or notice that the MMTC has dispensed cannabis containing mold, bacteria, or other contaminants that may cause an adverse effect to humans or the environment. The FDOH shall conduct at least a biennial inspection of each MMTC to evaluate the MMTC’s records, personnel, equipment, security, sanitation practices, and quality assurance practices.

The Company is not aware of any specific risks associated with operating in Florida. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Florida. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Ohio

Ohio Regulatory Landscape

House Bill 523, effective on September 8, 2016, legalized medical marijuana in Ohio. The Ohio Medical Marijuana Control Program (“MMCP”) allows people with certain medical conditions, upon the recommendation of an Ohio-licensed physician certified by the State Medical Board of Ohio, to purchase and use medical marijuana. House Bill 523 required that the framework for the MMCP would be in place no later than September 8, 2018. This timeframe allowed for a deliberate process to ensure the safety of the public and to promote access to a safe product. Sales of medical marijuana in Ohio began in January 2019.

The following three state government agencies are responsible for the operation of the MMCP: (i) the Ohio Department of Commerce is responsible for overseeing medical marijuana cultivators, processors and testing laboratories; (ii) the State of Ohio Board of Pharmacy is responsible for overseeing medical marijuana retail dispensaries, the registration of medical marijuana patients and caregivers, the approval of new forms of medical marijuana and coordinating the Medical Marijuana Advisory Committee; and (iii) the State Medical Board of Ohio is responsible for certifying physicians to recommend medical marijuana and may add to the list of qualifying conditions for which medical marijuana can be recommended. Qualifying medical conditions for medical marijuana include: acquired immune deficiency syndrome, AIDS, amyotrophic lateral sclerosis (also known as Lou Gehrig’s disease), Alzheimer’s disease, arthritis, cachexia, cancer, chronic migraines, chronic traumatic encephalopathy, complex regional pain syndrome, Crohn’s disease, degenerative disc disease, epilepsy or other seizure disorder, fibromyalgia, glaucoma, hepatitis C, Huntington’s disease, inflammatory bowel disease, lupus where pain is present, multiple sclerosis (MS), pain (that is either chronic and severe, or intractable), Parkinson’s disease, positive status for HIV, post-traumatic stress disorder, sickle cell anemia, spasticity, spinal cord disease or injury, terminal illness, Tourette’s syndrome, traumatic brain injury, ulcerative colitis or any other disease or condition added by the state medical board under section 4731.302 of the Ohio Revised Code. In order for a patient to be eligible to obtain medical marijuana, a physician must make the diagnosis of one of these conditions.

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Several forms of medical marijuana are legal in Ohio, these include: inhalation of marijuana through a vaporizer, oils, tinctures, plant material, edibles, patches, lotions, creams, or ointments for topical administration and any other forms approved by the State of Ohio Board of Pharmacy (though smoking or combustion of medical marijuana is prohibited other than through a vaporizer). On September 14, 2021, the State of Ohio Board of Pharmacy voted to approve sublingual products (including strips, sprays, salves, dissolving tablets, lozenges, and films).

License and Regulations

Ayr’s subsidiary CSAC Ohio, LLC (CSAC) maintains an active processing license with the Ohio Department of Commerce to process medical marijuana. To be considered for approval of a processing license, the applicant must complete all mandated requirements under Chapter 3796 of the Ohio Revised Code and the Ohio Administrative Code. To obtain a Certificate of Operation for a processing facility, the prospective licensee must be capable of operating in accordance with Chapter 3796 of the Ohio Revised Code and the Ohio Administrative Code. Following issuance of a Certificate of Operation, the processing facility will be authorized to manufacture and produce medical cannabis products. Certificates of Operation for a processing license must be renewed annually. A Certificate of Operation will expire annually on the date it was issued. A processor licensee must submit its renewal application with the Ohio Department of Commerce at least 30 days prior to the expiration date of the Certificate of Operation. If a licensee’s renewal application is not filed prior to the expiration date of the Certificate of Operation, the Certificate of Operation will be suspended for a maximum of thirty (30) days, at which point it will be deemed expired if the processor has not successfully renewed including the payment of all applicable fees. Ayr’s subsidiary owns 100% of Greenlight Management, LLC (Greenlight) which is the sole management company for the Parma Wellness Center (“PWC”). PWC’s Level I cultivation facility is operational as of October 5, 2022 and is currently authorized to cultivate medical marijuana in up to 25,000 square feet of canopy space. PWC is eligible to apply to expand to 50,000 square feet of cultivation space in fourth quarter of 2023. A license is not required for Greenlight to be a management company.

Ayr is applying for State of Ohio Board of Pharmacy (“Ohio Board”) approval to enter into agreements to support specified provisional dispensary license holders in Ohio through means of a support services agreement, a loan agreement, and through an option agreement which would the purchase of dispensaries once any such dispensary has been operational for one year, and which change of ownership would ultimately be subject to Ohio Board approval.

Reporting

The Department of Commerce maintains an electronic database to monitor medical marijuana from its seed source through its cultivation, processing, testing, and dispensing. The Department of Commerce has contracted with METRC to establish and maintain the electronic database on behalf of the Department of Commerce. Licensees are required to use METRC to submit such required information to the Department of Commerce to meet all the reporting requirements. The Company has implemented its seed-to-sale tracking system to comply with the Department of Commerce’s tracking and reporting requirements.

Storage and Security

The cultivation and processing licensees must have a security system that always remains operational and that uses commercial grade equipment to prevent and detect diversion, theft or loss of medical cannabis, including:

●	Fencing and gates around the facilities;
●	A perimeter alarm;
●	Video surveillance recording system;
●	Approved safes, vaults, or any other approved equipment or areas used for processing or storing of plant material, medical marijuana extract, and medical marijuana products;
●	Well-lit outside perimeter;

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●	Restricted access;
●	Back-up alarm systems;
●	Motion detectors; and
●	Duress and panic alarms.

Video cameras must be installed at the processing facility and directed at all approved safes, approved vaults, cannabis sales areas, and any other area where plant material, medical cannabis extract, or medical cannabis products are being processed, stored or handled. Live feed video surveillance with motion active recording capabilities must be in place 24 hours a day, seven days a week. Recordings from all video cameras must be readily available for immediate review by regulating and law enforcement with jurisdiction upon request and must be retained for at least six months. The dispensaries are required to have similar security measures, including entry and exit man-traps into the dispensary floor, but fencing is only required around any exterior delivery bays.

The Company is not aware of any specific risks associated with operating in Ohio. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Ohio. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

New Jersey

New Jersey Regulatory Landscape

New Jersey has had a medicinal cannabis program in place since 2010. The medicinal program serves over 118,000 registered patients through 14 licensed and operating alternative treatment centers (“ATCs”). In 2021, the state established an adult-use program, with adult-use sales commencing in April of 2022 through eight of the existing ATCs that were permitted to expand into adult-use (“Expanded ATC”). Both the medicinal and adult-use programs operate pursuant to a comprehensive regulatory scheme and are administered by the New Jersey Cannabis Regulatory Commission (“NJCRC”).

On January 18, 2010, the governor of New Jersey signed into law S.119, the Compassionate Use Medical Marijuana Act (now the “Compassionate Use Medical Cannabis Act” or “CUMCA”), establishing a regulatory and licensing scheme for the state legal cultivation, manufacture and retail sale of cannabis to authorized patients (“NJ Medicinal Program” or “Medicinal Program”). CUMCA enumerated certain debilitating conditions including cancer, HIV/AIDS, amyotrophic lateral sclerosis (ALS), multiple sclerosis (MS), Crohn’s disease and terminal illnesses, under certain circumstances, for which patients could be qualified to register under the NJ Medicinal Program. The New Jersey Department of Health (“NJDH”), which administered the NJ Medicinal Program prior to 2021, issued comprehensive program regulations pursuant to CUMCA at N.J.A.C. 17:30A (such regulations, including as amended along with CUMCA as amended, shall hereinafter be referred to as the “NJ Medicinal Cannabis Rules”).

CUMCA permits the cultivation, processing (referred to as “manufacture” under the law) and dispensing of medical cannabis only by a state-licensed ATCs. CUMCA originally authorized a minimum of six ATC permits, which authorized vertical cannabis operations subject to NJDH approval. An ATC’s physical facilities and operations are limited to one of three regions (North, Central, and South) within the state, though ATCs are authorized to wholesale statewide. In 2011, NJDH selected six vertically-integrated ATCs, two in each region, to receive permits pursuant to a request for application (“RFA”) process.

Pursuant to a provision in the CUMCA, the original six ATCs were all non-profit entities. However, such requirement has since been eliminated to allow for-profit entities. Subsequent RFAs have permitted both non-profit and for-profit entities to apply for permits.

On March 27, 2018 through executive order No. 6 (2018), Governor Phil Murphy expanded the Medicinal Program by adopting a series of over 20 reform measures recommended by the NJDH. The NJDH’s recommendations and next steps included certain measures that took effect immediately (e.g., the addition of debilitating conditions and the reduction of registration fees) and other recommendations (e.g., the home delivery model) that require further regulatory or statutory enactment.

In February 2019, the NJDH amended the list of debilitating conditions to include opioid use disorder. The NJDH also implemented measures to streamline the enrollment process for patients, allow physicians to opt out of being listed publicly, and have started the permitting process for six new ATCs.

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On July 2, 2019, Governor Murphy signed the Jake Honig Compassionate Use Medical Cannabis Act (“2019 CUMCA Amendments”), which amended the CUMCA by (1) creating a new regulatory body, the NJCRC, (2) expanding the monthly cannabis limit that may be dispensed to a patient from two to three ounces, (3) increasing the supply that a physician may authorize per certification from a three-month supply to a 12-month supply, (4) removes the purchasing limit for terminally ill and hospice patients, (5) authorizing the inclusion of edible forms of cannabis to adult patients, (6) a phasing out of the sales tax by July, 2022, (7) authorizing physician assistants and advanced practice nurses to certify patients under the program, (8) instituting employment protections for patients registered in the program, (9) allowing for the registration of two caregivers per patient, (10) provides reciprocity for patients registered with other state medical marijuana programs, and (11) authorizes home delivery to patients. The NJDH thereafter solicited another RFA for six additional vertically integrated ATCs, which were awarded in December of 2018. As it related to this first group of 12 vertically integrated ATCs, the 2019 CUMCA Amendments also permitted them to operate up to three dispensaries under its ATC permit.

The 2019 CUMCA Amendments also removed mandatory vertical integration, and further identified three distinct permit “endorsements” for cultivation, manufacturing and dispensaries and allowed for the issuance of single-endorsement permits. The amendments further clarified that for an 18-month period, no ATC could hold more than one endorsement of the same type (subject to certain exceptions, including for those 12 vertically integrated ATCs issued previously). In 2019, The NJDH thereafter solicited another RFA, which was stayed for a two-year period due to litigation. Once the litigation ended, the NJCRC awarded in the fall of 2021 four additional vertically integrated ATCs, 10 cultivation-only ATCs, and 30 dispensing-only ATCs. As of December 1, 2022, only one cultivator ATC and one dispensing ATC have become fully permitted and operational. These initiatives have facilitated expansion of New Jersey’s medical cannabis program. As of February 1 2021, approximately 101,496 patients were registered.

On November 3, 2020, New Jersey voters approved New Jersey Public Question 1, an amendment to the state constitution to legalize the recreational use of cannabis by people ages 21 and older. The amendment provides for the state to establish a regulated market for the cultivation, distribution, and sale of cannabis. The amendment required the New Jersey Legislature to subsequently pass enabling legislation, which it did. On February 22, 2021, the Governor of New Jersey signed into law an adult-use legalization bill entitled the “New Jersey Cannabis Regulatory, Enforcement Assistance, and Marketplace Modernization Act,” which legalized personal use cannabis for certain adults, subject to State regulations (the “CREAMM Act”). The CREAMM Act provides ATCs specific expanded cultivation rights as well as the right to open up sales to the adult-use marketplace, subject to limited and specified conditions. As it relates to sales into the adult-use marketplace, the primary conditions imposed on Expanded ATCs are: (1) written approval to operate as an adult-use cannabis establishment from the municipality in which the ATC is located and compliance with said municipality’s local zoning restrictions; and (2) the ATC’s certification that it has sufficient quantities of medical cannabis and, if applicable, medical cannabis products, available to meet the reasonably anticipated needs of registered qualifying conditions. The CREAMM Act also permits the original 12 ATCs to cultivate from up to two physical locations, provided that the ATC’s combined mature cannabis plant grow canopy between both locations does not exceed 150,000 square feet of bloom space, or the square footage of canopy permitted under the largest tier in the tiered system adopted by the NJCRC, the successor agency taking over regulatory oversight for both the medical and adult-use marketplaces.

On August 19, 2021, the CRC approved the first set of rules governing the state’s adult-use cannabis program. The rules were effective upon their filing with the state’s Office of Administrative Law, until August 19, 2022; though the CRC has since readopted these rules and proposed certain limited changes. The CRC began accepting applications for cultivation, manufacturing, and testing laboratories in December 2021 and began accepting applications for retail businesses in March 2022. The CRC has only recently begun approving adult-use only license applications (as separate and distinct from Expanded ATCs), which, as of December 1, 2022 include: (a) eight cultivators (no canopy publicly identified for each awardee); (b) three manufacturers; and (c) seven retailers.

As of December 1, 2022, the NJCRC has approved eight ATCs to operate as Expanded ATCs.

Licenses

A vertically integrated ATC permit issued prior to 2019 may carry up to five endorsements to authorize cultivation, manufacture and/or dispensary activities (at up to three different locations) under the NJ Medicinal Program. ATC Permits are subject to an annual renewal process, which requires ATCs to pay fees and meet compliance standards.

Based upon a second RFA issued in 2018, NJDH selected an additional six applicants to receive vertical ATC Permits. NJDH issued a third RFA in 2019. However, litigation over the selection process delayed the awarding of the additional ATC permits until late 2021. In October 2021, NJCRC announced its decision to award four additional vertical ATC Permits and ten ATC Permits with cultivation-only endorsements, and in December 2021 announced its decision to award thirty additional ATC Permits with dispensary-only endorsements. Only two of the ATC permit awardees from the 2019 RFA are operational, a stand-alone cultivation ATC in the North, and a stand-alone dispensary ATC in the South.

On or about September 14, 2021, the NJCRC approved of Ayr’s acquisition of the ownership interests of GSD NJ LLC, doing business as Garden State Dispensary, a vertically integrated ATC and recipient of one of the first six licenses in the State of New Jersey. On or about May 24, 2022, the NJCRC approved of Ayr’s request to convert to an Expanded ATC, issuing it: (a) one Class 1 Cultivator license; (b) one Class 2 Manufacturer license; and (c) three Class 5 Retailer licenses. On or about October 27, 2022, the NJCRC approved of the name change of Ayr’s ATC and adult-use permits/licenses from GSD NJ LLC to Ayr Wellness NJ, LLC.

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Reporting Requirements

Prior to 2022, New Jersey did not employ a unified T&T platform. In 2022, NJCRC announced its decision to contract with METRC for the implementation of a unified T&T system which is in the process of being implemented, though mandatory implementation of METRC has been delayed until January 1, 2023. The Medicinal Cannabis Rules impose a comprehensive set of reporting requirements on ATCs, including without limitation an obligation to report material changes to company information and operations to NJCRC. Certain changes, including material changes to ownership, managed service arrangements, financial source arrangements, and facility locations or alterations require NJCRC pre-approval. Each ATC collects and submits to the NJCRC for each calendar year statistical data on (a) the number of registered qualified patients and registered primary caregivers, (b) the debilitating medical conditions of the qualified patients, (c) patient demographic data, (d) summary of the patient surveys and evaluation of services and I other information as the NJCRC may require. The ATC must retain records for at least two years.

Storage and Security

The ATC will establish inventory controls and procedures for the conduct of inventory reviews and comprehensive inventories of cultivating, stored, usable and unusable cannabis. The ATC will conduct a monthly inventory of cultivating, stored, usable and unusable cannabis. An ATC is authorized to possess two ounces of usable cannabis per registered qualifying patient plus an additional supply, not to exceed the amount needed to enable the alternative treatment center to meet the demand of newly registered qualifying patients.

Per regulatory requirements an ATC, at a minimum, must (a) establish inventory controls and procedures for the conduct of inventory reviews and comprehensive inventories of cultivating, stored, usable and unusable cannabis, (b) conduct a monthly inventory of cultivating, stored, usable and unusable cannabis, (c) perform a comprehensive inventory inspection at least once every year from the date of the previous comprehensive inventory, and (d) promptly transcribe inventories taken by use of an oral recording device. If cannabis is disposed of, the ATC must maintain a written record of the date, the quantity disposed of, the manner of disposal and the persons present during the disposal, with their signatures. ATCs must keep disposal records for at least two years. Results of the inventory inspection should document the date of the inventory review, a summary of the inventory findings and the name, signature and title of the individuals who conducted the inventory inspection.

An ATC shall limit access to medicinal cannabis storage areas to the absolute minimum number of specifically authorized employees. In the event non-employee maintenance personnel, business guests or visitors to be present in or pass through medical cannabis storage areas, the ATC must have a dedicated person who is specifically authorized by policy or job description to supervise the activity. The ATC must ensure that the storage of usable cannabis prepared for dispensing to patients is in a locked area with adequate security.

Security

An ATC is required to implement effective controls and procedures to guard against theft and diversion of cannabis including systems to protect against electronic records tampering. At a minimum, every ATC must (a) install, maintain in good working order and operate a safety and security alarm system that provides suitable protection 24 hours a day, seven days a week against theft and diversion, (b) immediately notifies the state or local police agencies of an unauthorized breach of security. An ATC must conduct maintenance inspections and tests of the security alarm system at intervals not to exceed 30 days from the previous inspection.

A video surveillance system must be installed and operated to clearly monitor all critical control activities of the ATC and must operate in good working order at all times. The ATC must provide two monitors for remote viewing via telephone lines to the NJCRC offices. This security system must be approved by State of New Jersey’s Medicinal Marijuana Program prior to permit issuance. The original tapes or digital pictures produced by the system must be stored in a safe place for a minimum of 30 days.

Transportation

An ATC that is authorized by permit to cultivate medicinal marijuana at one location and to dispense it at a second location shall transport only usable marijuana from the cultivation site to the dispensing site according to a delivery plan submitted to the Department. Each vehicle must be staffed with at least one registered ATC employee. At least one delivery team member shall remain with the vehicle at all times that the vehicle contains medicinal marijuana. Each delivery team member shall have access to a secure form of communication with the ATC, such as a cellular telephone, at all times that the vehicle contains medicinal marijuana. Each delivery team member must possess their ATC employee identification card at all times and shall produce it to NJCRC staff or law enforcement officials upon demand.

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Each transport vehicle needs to be equipped with a secure lockbox or locking cargo area, which shall be used for the sanitary and secure transport of medicinal marijuana. Each ATC must maintain current commercial automobile liability insurance on each vehicle used for transport of medicinal marijuana in the amount of one million dollars per incident. Each ATC must ensure that vehicles used to transport medicinal marijuana bear no markings that would either identify or indicate that the vehicle is used to transport medicinal marijuana, and each trip must be completed in a timely and efficient manner, without intervening stops or delays. Each ATC shall maintain a record of each transport of medicinal marijuana in a transport logbook, which must include dates and times of trips, names of employees on the delivery team, relevant facts about the products transported and the signatures of the delivery team.

ATCs must report any vehicle accidents, diversions, losses, or other reportable events that occur during transport to the permitting authority in accordance with New Jersey law.

The state has issued a number of waivers to regulatory requirements as a result of the COVID-19 pandemic, including a waiver to permit dispensaries to home-deliver products to registered patients.

Inspections

An ATC is subject to onsite assessment by the NJCRC at any time. The NJCRC may enter an ATC without notice to carry out an onsite assessment in accordance New Jersey laws and regulations. All ATCs are required to provide the NJCRC or the NJCRC’s designee immediate access to any material and information so requested. Submission of an application for an ATC permit constitutes permission for entry and onsite assessment of an ATC, and failure to cooperate with an onsite assessment and or to provide the NJCRC access to the premises or information may be grounds to revoke the permit of the ATC and to refer the matter to state law enforcement agencies.

An onsite assessment may include (1) the review of all ATC documents and records and conferences with qualifying patients and primary caregivers and other persons with information, and the making and retaining of copies and/or extracts, (2) the use of any computer system at the ATC to examine electronic data, (3) the reproduction and retention of any document and/or electronic data in the form of a printout or other output, (4) the examination and collection of samples of any marijuana found at the ATC, and (5) the seizure and detention of any marijuana or thing believed to contain marijuana found at the ATC. In the event that the NJCRC identifies any purported violations, it must provide written notice to the ATC, and the ATC must respond within 20 business days identifying the corrective actions taken as well as the date of implementation of same.

The Company is not aware of any specific risks associated with operating in New Jersey. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of New Jersey. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see, without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Arizona

Arizona Regulatory Landscape

Medical Program

In 2010, Arizona passed Ballot Proposition 203, which amended Title 36 to the Arizona Revised Statutes. This amendment added Chapter 28.1, titled the Arizona Medical Marijuana Act (the “AMMA”). The AMMA is codified in Arizona Revised Statutes § 36-2801 et seq. The AMMA also appointed the Arizona Department of Health Services (“ADHS”) as the regulator for the program and authorized ADHS to promulgate, adopt and enforce regulations for the AMMA. These ADHS regulations are embodied in the Arizona Administrative Code Title 9 Chapter 17 (the “Medical Rules”). ARS § 36-2801(12) defines a “nonprofit medical marijuana dispensary” as “a not- for-profit entity that acquires, possesses, cultivates, manufactures, delivers, transfers, transports, supplies, sells or dispenses marijuana or related supplies and educational materials to cardholders.”

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The ADHS established the medical marijuana program. To operate within the medical marijuana program, an entity must apply for, and receive from ADHS, a Medical Marijuana Dispensary Registration Certificate (“Medical Certificate”). Each Medical Certificate is vertically integrated and authorizes the entity that holds the Medical Certificate to dispense and cultivate medical cannabis. Each Medical Certificate allows the holding entity to operate one retail dispensary, one on-site cultivation facility located at the same location as the retail dispensary, and one off-site cultivation facility located anywhere within the State of Arizona. Prior to opening its dispensary and cultivation operations, the entity must apply for, and receive from ADHS, an Approval to Operate. The entity must then file an application with ADHS to renew its Medical Certificate every two years and must also submit audited annual financial statements. The Medical Rules prohibit an entity from transferring or assigning the Medical Certificate (unless such entity is a Dual-Licensee as the term is defined A.R.S. § 36-2850(9)); however, entities that hold a Medical Certificate may contract with third parties to provide various services related to the ongoing operation, maintenance, and governance of its dispensary and/or cultivation facility, so long as such contracts do not violate the requirements of the AMMA or the medical marijuana program.

The ADHS had until April 2012 to establish a registration application system for patients and nonprofit marijuana dispensaries, as well as a web-based verification platform for use by officials and dispensaries to verify a patient’s status. It also specified patients’ rights, qualifying medical conditions, and allowed out-of-state medical marijuana patients to maintain their patient status (though not to purchase marijuana). To purchase medical marijuana, a patient must apply for, and receive from ADHS, a medical marijuana patient card. On December 6, 2012, Arizona’s first licensed medical marijuana dispensary opened in Glendale, Arizona.

To qualify to use medical marijuana under the AMMA, a patient must have a qualifying medical condition. Qualifying medical conditions include cancer, glaucoma, positive status for human immunodeficiency virus, acquired immune deficiency syndrome, hepatitis C, amyotrophic lateral sclerosis, Crohn’s disease or agitation of Alzheimer’s disease or the treatment of these conditions, a chronic or debilitating disease or medical condition or its treatment that produces one or more of the following: cachexia or wasting syndrome, severe chronic pain, severe nausea, seizures, including those characteristic of epilepsy, severe and persistent muscle spasms, including those characteristic of multiple sclerosis.

In 2019, Arizona Governor Doug Ducey signed into law Senate Bill 1494, which, among other items, requires testing of medical marijuana and establishes biannual renewal of patient cards. Senate Bill 1494 also authorizes the ADHS to adopt rules for inspecting medical marijuana dispensaries and creates an independent testing regime for marijuana cultivated by a medical marijuana dispensary. Beginning in November 2020, before marijuana is sold, the entity holding a Medical Certificate must test the marijuana for unsafe levels of microbial contamination, heavy metals, pesticides, herbicides, fungicides, growth regulators, and residual solvents. Senate Bill 1494 also authorizes civil penalties of up to $1,000 per violation (not to exceed $5,000 in a 30-day period) on medical marijuana dispensaries. Regulations implementing Senate Bill 1494 went into effect on August 27, 2019.

Recreational Program

On November 3, 2020, Arizona voters passed Proposition 207, known as the “Smart and Safe Arizona Act,” which permits the lawful sale of marijuana to adults over 21 years old for recreational use and added Chapter 28.2 to Title 36 of the Arizona Revised Statutes. Proposition 207 directs ADHS to establish additional rules and regulations regarding the recreational sale of marijuana. ADHS has published rules to administer the Adult-Use Marijuana Program which are embodied in the Arizona Administrative Code Title 9 Chapter 18 (“Recreational Rules”). These Recreational Rules became effective on January 15, 2021. Entities that hold a Recreational Certificate have the right under Proposition 207 to obtain a Marijuana Establishment License (“Recreational Certificate”) to sell recreational marijuana.

Each Recreational Certificate is vertically integrated and authorizes the entity that holds the Recreational Certificate to dispense and cultivate cannabis. Each Recreational Certificate allows the holding entity to operate one retail location, one on-site cultivation and manufacturing facility located at the same location as the retail location, one off-site cultivation facility located anywhere within the State of Arizona, and one off-site manufacturing facility located anywhere within the State of Arizona. Prior to opening its operations, the entity must apply for, and receive from ADHS, an Approval to Operate. The entity must then file an application with ADHS to renew its Recreational Certificate every two years. The Recreational Rules prohibit an entity from transferring or assigning the Recreational Certificate (unless such entity is a Dual-Licensee as the term is defined A.R.S. § 36-2850(9)); however, entities that hold a Recreational Certificate may contract with third parties to provide various services related to the ongoing operation, maintenance, and governance of its facilities, so long as such contracts do not violate applicable law.

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Entities holding both a Medical Certificate and Recreational Certificate are considered “Dual-Licensees” and are authorized to sell medical marijuana to patients, as well as marijuana to adults over the age of 21.

The recreational program also provides for the licensing and governance by ADHS of marijuana testing facilities. Pursuant to the Recreational Rules, marijuana establishments are required to test recreational marijuana prior to sale in accordance with the Recreational Rules.

Arizona Licensing Requirements

Medical

In order for an applicant entity to receive a Medical Certificate, it must: (i) fill out an application on the form proscribed by ADHS, (ii) submit the applicant’s organizing documents, as applicable, (iii) submit fingerprints for each principal officer and board member of the applicant for a background check to exclude certain felonies, (iv) submit a business plan and policies and procedures for inventory control, security, patient education, and patient recordkeeping that are consistent with the AMMA and the Rules to ensure that the dispensary will operate in compliance, and (v) designate an Arizona licensed physician as the Medical Director for the dispensary, among other things. Medical Certificates are renewed every two years so long as the dispensary is in good standing with ADHS, pays the renewal fee, and submits an independent third-party financial audit.

Once an applicant entity is issued a Medical Certificate, it may establish one physical retail dispensary location, one cultivation location which is co-located at the dispensary’s retail site (if allowed by local zoning), and one additional off-site cultivation location. None of these sites can be operational, however, until the dispensary receives an Approval to Operate from ADHS for the applicable site. This Approval to Operate requires: (i) an application on the ADHS form, (ii) demonstration of compliance with local zoning regulations, (iii) a site plan and floor plan for the applicable property, and (iv) an in-person inspection by ADHS of the applicable location to ensure compliance with the Rules and consistency with the dispensary’s applicable policies and procedures.

With the passage of Senate Bill 1494, Medical Certificates are renewed biennially. Before expiry, an entity holding a Medical Certificate must submit a renewal application. While renewals are granted biennially, there is no ultimate expiry after which no renewals are permitted.

Recreational

In order for an applicant entity to receive a Recreational Certificate, it must: (i) fill out an application on the form proscribed by ADHS, (ii) submit the applicant’s organizing documents, as applicable, and (iii) submit fingerprints for each principal officer and board member of the applicant for a background check to exclude certain felonies, among other things. Recreational Certificates are renewed every two years so long as the establishment is in good standing with ADHS and pays the renewal fee; there is no ultimate expiry after which no renewals are permitted.

Once an applicant entity is issued a Recreational Certificate, it may establish one physical retail location, one cultivation location which is co-located at the establishment’s retail site (if allowed by local zoning), one additional off-site cultivation location, and one additional off-site manufacturing location. None of these sites can be operational, however, until the establishment receives an Approval to Operate from ADHS for the applicable site. This Approval to Operate requires: (i) an application on the ADHS form, (ii) demonstration of compliance with local zoning regulations, (iii) a site plan and floor plan for the applicable property, and (iv) an in-person inspection by ADHS of the applicable location to ensure compliance with the Recreational Rules and consistency with the applicable policies and procedures.

Arizona Security Requirements for Dispensary Facilities

Medical

Any dispensary facility (both retail and cultivation) must abide by the following security requirements: (i) ensure that access to the facilities is limited to authorized agents of the dispensary who are in possession of a dispensary agent identification card, and (ii) equip the facility with: (a) intrusion alarms and surveillance equipment, (b) exterior and interior lighting to facilitate surveillance, (c) at least one 19- inch monitor for surveillance and a video capable of printing a high resolution still image, (d) high resolution video cameras (with backup batteries for 5 hours of recording in the event of a power outage) at all points of sale, entrances, exits, and limited access areas, both in and around the building and grow rooms, (e) 30 days’ video storage, (f) failure notifications and battery backups for the security system, and (g) panic buttons inside each building.

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Recreational

Any marijuana establishment (both retail and cultivation) must abide by the following security requirements: (i) ensure that access to the facilities is limited to authorized agents of the establishment who are in possession of a facility agent identification card, and (ii) equip the facility with: (a) intrusion alarms and surveillance equipment, (b) exterior and interior lighting to facilitate surveillance, (c) at least one 19- inch monitor for surveillance and a video capable of printing a high resolution still image, (d) high resolution video cameras (with backup batteries for 5 hours of recording in the event of a power outage) at all points of sale, entrances, exits, and limited access areas, both in and around the building and grow rooms, (e) 30 days’ video storage, (f) failure notifications and battery backups for the security system, and (g) panic buttons inside each building.

Arizona Storage Requirements

Medical

Any dispensary facility (both retail and cultivation) must abide by the following requirements for the storage of product: (i) product must be stored in an area that is separate from areas used to store toxic and flammable materials, (ii) product must be stored in a manner that is clean and sanitary, (iii) product must be protected from flies, dust, dirt, and any other contamination, and (iv) surfaces and objects used in the handling and storage of product must be cleaned daily. Additionally, the Medical Rules establish strict inventory protocols for tracking product from “seed to sale,” which requires product to be traceable to the original plants used to grow the cannabis used in the product.

Recreational

Any establishment facility (both retail and cultivation) must abide by the following requirements for the storage of product: (i) product must be stored in an area that is separate from areas used to store toxic and flammable materials, (ii) product must be stored in a manner that is clean and sanitary, (iii) product must be protected from flies, dust, dirt, and any other contamination, and (iv) surfaces and objects used in the handling and storage of product must be cleaned daily. Additionally, the Recreational Rules establish strict inventory protocols for tracking product from “seed to sale,” which requires product to be traceable to the original plants used to grow the cannabis used in the product.

Arizona Transportation Requirements

Medical

Dispensaries may transport medical cannabis between their own sites, or between their sites and another dispensary or establishment’s site, and must comply with the following Medical Rules: (i) prior to transportation, the dispensary agent must complete a trip plan showing: (a) the name of the dispensary agent in charge of transporting the cannabis, (b) the date and start time of the trip, (c) a description of the cannabis, cannabis plants, or cannabis paraphernalia being transported, and (d) the anticipated route of transportation, including any anticipated stops during the trip; (ii) during transport the dispensary agent shall: (a) carry a copy of the trip plan at all times, (b) use a vehicle with no medical cannabis identification, (c) have a means of communicating with the dispensary, and (d) ensure that no cannabis is visible; and (iii) dispensaries must maintain trip plan records for at least two years.

Recreational

Dispensaries may transport recreational cannabis between their own sites, or between their sites and another dispensary or establishment’s site, and must comply with the following Recreational Rules: (i) prior to transportation, the facility agent must complete a trip plan showing: (a) the name of the facility agent in charge of transporting the cannabis, (b) the date and start time of the trip, (c) a description of the cannabis, cannabis plants, or cannabis paraphernalia being transported, and (d) the anticipated route of transportation, including any anticipated stops during the trip; (ii) during transport the facility agent shall: (a) carry a copy of the trip plan at all times, (b) use a vehicle with no cannabis identification, (c) have a means of communicating with the establishment, and (d) ensure that no cannabis is visible; and (iii) establishments must maintain trip plan records for at least two years.

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ADHS Inspections and Enforcement

Medical

ADHS may inspect a facility at any time upon five days’ notice to the dispensary. However, if ADHS receives a complaint that a dispensary is not in compliance with the AMMA or the Medical Rules, ADHS may conduct an unannounced inspection. ADHS will provide written notice to the dispensary via a Statement of Deficiencies of any violations found during any inspection, after which the dispensary has 20 working days to take corrective action and to provide ADHS with a written Plan of Correction.

ADHS shall revoke a Medical Certificate if a dispensary: (i) operates before obtaining Approval to Operate a dispensary from ADHS, (ii) dispenses, delivers, or otherwise transfers cannabis to an entity other than another licensed dispensary, a qualifying patient with a valid registry identification card, or a designated caregiver with a valid registry identification card, (iii) acquires usable cannabis or mature cannabis plants from any entity other than another licensed dispensary or establishment, a qualifying patient with a valid registry identification card, or a designated caregiver with a valid registry identification card, or (iv) if a principal officer or board member has been convicted of an excluded felony offense.

Furthermore, ADHS may revoke a Medical Certificate if a dispensary does not: (i) comply with the requirements of the AMMA or the Medical Rules, or (ii) implement the policies and procedures or comply with the statements provided to ADHS with the dispensary’s application.

Recreational

Marijuana establishments are subject to ADHS inspections pursuant to the Recreational Rules. ADHS may revoke a Recreational Certificate if an establishment: (i) operates before obtaining Approval to Operate from ADHS, (ii) sells, delivers, or otherwise transfers cannabis to an entity other than another individual or entity to authorized under the Arizona law to possess marijuana, (iii) acquires usable cannabis or mature cannabis plants from any entity that is not authorized under Arizona law to possess marijuana, or (iv) if a principal officer or board member has been convicted of an excluded felony offense, among other things.

The Company is not aware of any specific risks associated with operating in Arizona. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Arizona.

Connecticut

Connecticut adopted a legal framework for the cultivation, manufacture and sale of adult-use cannabis in July 2021 with the enactment of the Responsible and Equitable Regulation of Adult-Use Cannabis Act (the “Cannabis Act”), Conn. Gen. Stat. §§ 21a-420 et seq.  The Cannabis Act established a limited licensing process for specific license types, including cultivation, micro-cultivation, product manufacturing, food and beverage manufacturing, product packaging, transportation, delivery, and retail.  It also established licensing priority and other benefits for Social Equity Applicants, which are defined as businesses that are at least 65% owned and controlled by an individual or individuals who meet certain residency and income requirements.  The Cannabis Act created a cannabis cultivation license for Social Equity Applicants who locate the cultivation facility in one of the designated areas of the state disproportionately affected by cannabis prohibition.  This license is known as a Section 149 Cultivator license.  Ayr and its Social Equity partner hold a provisional Section 149 Cultivator license.   The Section 149 Cultivator license allows for the creation of two Equity Joint Ventures, which are cannabis businesses that are at least 50% owned and controlled by an individual or individuals who meet the social equity criteria.  The Equity Joint Ventures can be in any license type other than cultivation, including but not limited to retail, manufacturing, and delivery.  The Section 149 Cultivator license is the only adult-use license type in Connecticut that allows for vertical operations.  Ayr and its partner are subject to and follow all applicable regulatory and licensing requirements established by the Connecticut Department of Consumer Protection and Social Equity Council.

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The Company is not aware of any specific risks associated with operating in Connecticut. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Connecticut. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

Illinois

Illinois Regulatory Landscape

The Compassionate Use of Medical Cannabis Pilot Program Act, which legalized medical cannabis in Illinois, became effective January 1, 2014. On August 28, 2018, the Alternatives to Opioids Act was signed into law, which allowed patients to access medical cannabis in place of pharmaceutical opioid medications. On August 12, 2019, changes to the Compassionate Use of Medical Cannabis Program became effective, making the program permanent and expanding the list of debilitating medical conditions. There are now more than 50 qualifying medical conditions designated by the state of Illinois. Patients are required to obtain a doctor recommendation and a medical cannabis card in order to make medical cannabis purchases. Cultivation centers and dispensaries were licensed pursuant to the Compassionate Use of Medical Cannabis Pilot Program Act.

On June 25, 2019, Governor Pritzker signed into law the Cannabis Regulation and Tax Act (“Act”), legalizing the sale of adult use of cannabis. Existing cultivation centers were permitted to begin producing cannabis for adult use. Each existing medical dispensary was permitted to sell adult-use cannabis as well, and each existing dispensary received a “plus one” adult use dispensary. Sales of adult-use cannabis began on January 1, 2020.

The Act further mandated that the Illinois Department of Agriculture (“IDOA”) issue up to 40 craft grower and infuser licenses and an unlimited number of transporting licenses by July 1, 2020. The Act also required the IDOA to issue up to 60 craft grower and infuser licenses by December 21, 2021. Some licenses were awarded in 2021, and the IDOA later announced that it would be selecting the next round of up to 60 craft grower and up to 60 infuser licensees from the remaining applicant pool. Those licenses were awarded in 2022. As of the end of 2022, there were 77 craft grower, 55 infuser, and 104 transporter licenses awarded, although very few are operational.

The Cannabis Regulation and Tax Act also required the awarding of 75 conditional adult-use dispensing licenses by the Illinois Department of Financial and Professional Regulation (“IDFPR”). After only 21 applicants were found to be eligible for the adult-use licenses after a highly competitive application process, several lawsuits were filed, and the Act was revised to award a total of 185 conditional licenses through various lottery processes. Winners of the conditional licenses must build out their dispensaries in order to convert the conditional licenses to permanent licenses and begin selling cannabis to the public. As of the end of 2022, very few conditional license holders had received their permanent licenses.

Illinois Licensing

There are five categories of licenses in Illinois: (i) cultivation center/processing; (ii) dispensary; (iii) craft grower/processing; (iv) infuser; and (v) transporting. Cultivation center/processing and dispensary licenses can be for medical or adult-use cannabis, which must be licensed separately. All dispensaries are licensed by the IDFPR. The remaining categories are licensed by the IDOA. Licenses are valid for a period of one year and must be renewed annually.

Illinois Dispensary Licensing Requirements

Dispensary license applications previously required extensive information regarding individuals associated with the dispensary, business plans, security, training, education, recordkeeping, diversity planning, and community benefits, among others. Significant points are awarded to applicants who qualify for “social equity,” which means they had a qualifying Illinois cannabis-related arrest or conviction or lived for at least five of the prior 10 years in an area of the state that has been designated as disproportionately impacted by the war on drugs. IDFPR has proposed rules streamlining and simplifying the award of the next round of dispensary licenses. Except for the adult-use licenses awarding to the existing medical dispensary operators, all adult-use dispensary licenses are conditional and license holders must apply to have their conditional licenses converted into permanent licenses pursuant to a “15-36” application. The permanent licenses are required before the dispensary can begin selling cannabis. No person or entity may hold any legal, equitable, ownership, or beneficial interest, directly or indirectly, of more than 10 dispensary licenses.

Illinois Security Requirements for Dispensaries

Dispensaries must have adequate security plans and systems to prevent and detect diversion, theft or loss of cannabis, currency, or unauthorized intrusion using commercial grade equipment installed by an Illinois licensed private alarm contractor. Such systems must include: a perimeter alarm and glass break protection; shatterproof tinted windows; a failure notification system; duress alarm; and electronic door locks. Equipment must be tested at regular intervals each month. There must be unobstructed video surveillance of all outside and enclosed dispensary areas, using monitors of 19 inches or greater. All electronic video surveillance monitoring must be available to IDFPR and the Illinois State Police 24 hours a day via a secure web-based portal and must be retained for 90 days. Access to the dispensary’s surveillance area is restricted to only those people who are essential to surveillance operations, law enforcement agencies, security system service personnel and IDFPR.

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Illinois Tracking and Storage Requirements

The movement of cannabis from seed to sale is monitored by the state’s computerized integrated track-and-trace system. All cannabis inventory must be secured in a restricted access area and tracked in compliance with inventory tracking and security rules. Cannabis must be stored at appropriate temperatures and under appropriate conditions to help ensure that its packaging, strength, quality, and purity are not adversely affected. Containers storing cannabis that have been tampered with, expired, or damaged shall be appropriately labeled and quarantined from other cannabis. Such cannabis cannot be stored for more than seven days, and disposal is monitored by IDFPR.

Illinois Transportation Requirements

Cannabis may only be transported by licensed transporting organizations. Cannabis may be transported between cultivation centers, craft grow facilities, infuser facilities, testing facilities, and dispensary facilities. Cannabis must be transported so it is not visible or recognizable from the outside of the vehicle, and the vehicle may not bear any markings to indicate the vehicle contains cannabis. Cannabis must be transported in an enclosed, locked storage compartment that is secured or affixed to the vehicle. Transporters must create daily inventories of deliveries. The transporter’s registration and delivery manifest shall be present in any vehicle transporting cannabis. License plates and vehicle identification numbers must be on file with the Department of Agriculture. Vehicles must be equipped with GPS.

IDFPR Inspections and Enforcement

IDFPR, as well as State Police and local law enforcement, may conduct random, unannounced inspections of dispensary facilities. IDFPR may also conduct investigations of any officers or employees of the dispensary facilities. All records and documents kept by the dispensary facility must be made immediately available for inspection and copying if requested by IDFPR.

IDFPR may issue non-disciplinary citations for minor violations, which may be accompanied by a fee. IDFPR may deny issuance, refuse to renew or restore, or may reprimand, place on probation, suspend, revoke or take any other disciplinary action against a dispensary facility or officer or employee for any of the following: (1) material misstatement in furnishing information to IDFPR; (2) violations of the Act or rules; (3) obtaining an authorization or license by fraud or misrepresentation; (4) a pattern of conduct that demonstrates incompetence or that the applicant has engaged in conduct or actions that would constitute grounds for discipline under the Act; (5) aiding or assisting another person in violating any provision of the Act or rules; (6) failing to respond to a written request for information by IDFPR within 30 days; (7) engaging in unprofessional, dishonorable, or unethical conduct of a character likely to deceive, defraud, or harm the public; (8) adverse action by another United States jurisdiction or foreign nation; (9) a finding by IDFPR that the licensee, after having his or her license placed on suspended or probationary status, has violated the terms of the suspension or probation; (10) conviction, entry of a plea of guilty, nolo contendere, or the equivalent in a State or federal court of a principal officer or agent-in-charge of a felony offense in accordance with Sections 2105-131, 2105-135, and 2105-205 of the Department of Professional Regulation Law of the Civil Administrative Code of Illinois; (11) excessive use of or addiction to alcohol, narcotics, stimulants, or any other chemical agent or drug; (12) a finding by IDFPR of a discrepancy in an IDFPR audit of cannabis; (13) a finding by IDFPR of a discrepancy in an IDFPR audit of capital or funds; (14) a finding by IDFPR of acceptance of cannabis from a source other than a cultivation center, craft grower, infuser, or transporting organization licensed by the Department of Agriculture, or a dispensing organization licensed by IDFPR; (15) an inability to operate using reasonable judgment, skill, or safety due to physical or mental illness or other impairment or disability, including, without limitation, deterioration through the aging process or loss of motor skills or mental incompetence; (16) failing to report to IDFPR within the time frames established, or if not identified, 14 days, of any adverse action taken against the dispensing organization or an agent by a licensing jurisdiction in any state or any territory of the United States or any foreign jurisdiction, any governmental agency, any law enforcement agency or any court defined in this Section; (17) any violation of the dispensing organization’s policies and procedures submitted to IDFPR annually as a condition for licensure; (18) failure to inform IDFPR of any change of address within 10 business days; (19) disclosing customer names, personal information, or protected health information in violation of any State or federal law; (20) operating a dispensary before obtaining a license; (21) performing duties authorized by the Act prior to receiving a license to perform such duties; (22) dispensing cannabis when prohibited by the Act or rules; (23) any fact or condition that, if it had existed at the time of the original application for the license, would have warranted the denial of the license; (24) permitting a person without a valid agent identification card to perform licensed activities under the Act; (25) failure to assign an agent-in-charge; (26) failure to provide mandated training required; (27) personnel insufficient in number or unqualified in training or experience to properly operate the dispensary business; (28) any pattern of activity that causes a harmful impact on the community; and (29) failing to prevent diversion, theft, or loss of cannabis.

Before disciplining any facility or individual, IDFPR must provide notice and a hearing. IDFPR may also temporarily suspend a dispensary facility license or agent registration without hearing if public safety or welfare requires emergency action.

The Company is not aware of any specific risks associated with operating in Illinois. To the knowledge of management of the Company, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action specific to the State of Illinois. For more information on federal enforcement and the risks associated with the U.S. cannabis regulatory environment generally, see without limitation, “Risk Factors – Risks Related to Legality of Cannabis” in the AIF.

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Compliance with State Regulatory Frameworks

Each of the cannabis establishments of the Company possess licenses and operates cannabis facilities in compliance with applicable licensing requirements and the regulatory framework enacted by each State in all material respects, and maintains the appropriate licenses for the cultivation, manufacture, production, distribution, operation of dispensaries, and/or transport of medical cannabis, as applicable.

None of the cannabis businesses of the Company have experienced any instances of non-compliance which may have an impact on its licenses, business activities or operations which has not been remedied, nor are such businesses subject to any outstanding notices of violation by any State which may have a material impact on such businesses’ licenses, business activities or operations. As noted under “Non-Compliance with State and Local Cannabis Laws” below, Ayr intends to promptly remedy any known occurrences of non-compliance with applicable State and local cannabis rules and regulations and, on behalf of businesses for which it provides operational support, Ayr intends to publicly disclose any non-compliance, citations or notices of violation which may have an impact on its licenses, business activities or operations.

Each of the cannabis businesses use a seed-to-sale-capable control system for tracking and tracing cannabis plants and products. These solutions have been specifically designed to satisfy the applicable reporting requirements associated with regulated cannabis activities. In addition to the software-based control systems, each licensed cannabis establishment has designated a set of operating procedures, including employee training in respect of such procedures, to secure compliance.

Standard operating procedures in respect of regulatory compliance were developed by each licensed cannabis establishment and reviewed with the applicable regulators during each of the establishment’s initial licensing processes and are reviewed on a continuous basis by virtue of ongoing inspections and reviews by the applicable regulatory authorities. Managers and employees at each of the licensed cannabis establishment are empowered to identify key business processes that should be formally documented to seek to assure safety and regulatory compliance.

Each of the licensed cannabis establishments have detailed standard operating procedures in respect of building security, cash management, security of financial instruments, security monitoring systems, security of information, and general security and safety.

Each of the licensed cannabis establishments utilizes a security system around the perimeter of each dispensary designed to prevent and detect diversion, theft or less of marijuana, utilizing commercial grade security and surveillance equipment in compliance with State regulatory requirements.

Additionally, each of the licensed cannabis establishments have detailed standard operating procedures and protocols for inventory and storage processes, including responsibility for management, inventory limits, inventory counts and reviews, facility reporting, cannabis inventory receipts, a waste disposal plan, salvage and solid waste disposal.

Inventory Management Requirements: Each of the licensed cannabis establishments maintains policies and procedures and employs industry-specific software to track inventory and to seek to ensure strict regulatory compliance at both the retail and wholesale levels, as applicable. These processes include, as applicable:

●	wholesale transfer;
●	inventory intake;
●	inventory management;
●	retail transactions; and
●	sales data tracking and reporting.

Procedures exist to ensure each of the applicable licensed cannabis establishments tracks its cumulative inventory of seeds, plants, and usable marijuana. Generally, these inventory control systems are designed to:

●	establish and maintain a perpetual inventory system which adequately documents the flow of materials through the manufacturing process;
●	establish procedures which reconcile the raw material used to the finished product on the basis of each job; and
●	seek to ensure the absence of significant variances between system outputs and physical inventory counts.

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For cultivation and production facilities, for each lot received at a facility, such inventory control systems are designed to document:

●	the batch or lot number, as applicable;

●	the strain of the marijuana seeds or marijuana cuttings planted;

●	the number of marijuana seeds or marijuana cuttings planted;

●	the date on which the marijuana seeds or cuttings were planted;

●	a log or schedule of chemical additives used in the cultivation, including nonorganic pesticides, herbicides and fertilizers;

●	the number of marijuana plants grown to maturity;

●	harvest information, including:

o	the date of harvest;

o	the final yield weight of processed usable marijuana; and

o	the name and agent registration card number of the agents responsible for the harvest;

●	marijuana flowers in process in all locations;

●	marijuana in storage by location;

●	marijuana in locked containers awaiting disposal; and

●	an audit trail of all material inventory adjustments.

Retail dispensaries maintain current and complete books and records and sales reports, including invoices that reflect all purchases and sales of marijuana made to and by the applicable dispensary, that are available from electronic verification systems, point of sale systems, and/or inventory control systems (which may be separate systems or functionalities combined into a single system) and are stored in secure safe rooms. Such records include:

●	in respect of dispensary inventory:

o	the date and time of delivery of each purchase or transfer from a cultivation or production facility;

o	the quantity, type and form and price of marijuana and infused or edible products purchased from a cultivation or production facility in each purchase as well as related products;

o	invoices and delivery documents, showing entry into the inventory control system; and

o	the quantity of marijuana still available for sale at the dispensary; and

●	in respect of dispensary retail sales:

o	the date and time of each retail sale;

o	the quantity, type, form, and price of marijuana distributed or dispensed;

o	the price paid or consideration given for the marijuana;

o	identifying information of the purchaser (i.e., name and address, and card number in the case of medical marijuana transactions); and

o	identifying information of the employee conducting the transaction (i.e., the name, initials, or employee identification number of the person who dispensed or sold the marijuana).

All invoices and delivery documents must be systematically filed and maintained for a period of five years from date of delivery and must show a legible and complete statement of terms and conditions for each purchase.

Sales records must be compliant with all of the applicable policies and procedures according to applicable documented plans of the licensed cannabis establishments, State laws and regulations, and must include for regulatory authority reporting and internal tracking purposes:

●	the date and time of each sale;

●	the method of distribution (on-site or delivery);

●	the quantity, form, and price marijuana and any other products dispensed;

●	the consideration given;

●	the name, address, and identification number of the marijuana as recorded on the electronic verification system; and

●	the names, initials, or employee identification numbers of the individuals who packaged, dispensed, delivered, and sold the marijuana.

Disposal of Inventory: All marijuana waste, including waste composed of or containing finished marijuana, must be stored, secured, and managed in accordance with applicable State and local statutes, ordinances, and regulations. All waste disposed by the applicable licensed cannabis establishments is recorded in the relevant inventory control system, including:

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●	a description of and reason for the marijuana being disposed of, including, if applicable, the number of failed or other unusable marijuana plants;

●	the date of disposal;

●	confirmation that the marijuana was rendered unusable before disposal;

●	the method of disposal; and

●	the name and card number of the agents responsible for the disposal.

Only specifically authorized employees can destroy product. A list of authorized employees that may destroy product is required to be maintained at each business facility. Permissions are defined by agent and password protected. The destroyed weight and the reason for destruction is required and recorded. The inventory control systems of the licensed cannabis establishments can generate reports on destroyed material at any point in the destruction process.

In addition to controls over inventory, State regulatory frameworks specify guidelines in respect of general security.

General Security Guidelines: The applicable business’ general security guidelines include:

●	background checks for current/new employees, particularly if the employee is to be accessing restricted areas;

●	maintaining video surveillance of facilities;

●	maintaining visitor logs;

●	providing for and maintaining secure perimeters for facilities;

●	requesting employees to watch for suspicious activities;

●	keeping all access system credentials, access codes, access cards, passwords, etc., in a way that is designed to be secure and accessible only to specifically authorized personnel;

●	retrieving keys and employment identification cards from an employee and changing computer access passwords when their employment ends;

●	arranging for prompt and safe disposal of materials;

●	all employees being required to be trained on emergency procedures; and

●	posting emergency response numbers, including fire, law enforcement, and executive team in several locations in each facility.

Cash Management: As noted above, the licensed cannabis establishments have detailed standard operating procedures and protocols for cash management, including internal controls and cash security procedures. Examples of such standard operating procedures and protocols used by certain of the dispensaries of the licensed cannabis establishments to which the Company provides operational support include, without limitation:

●	random review of cash register drawers by dispensary supervisors;

●	random removal of cash from cash register drawers by dispensary supervisors and placement of such cash into a secure vault;

●	insertion of all cash from cash registers drawers into a secure vault at the end of each day;

●	recording of daily cash intake by supervisors on a “Register Close” sheet and daily reconciliation of such values against daily sales reports and the prior day’s recording of total cash on-hand;

●	recording of all disbursements on a disbursement form; and

●	daily audits of total cash on hand and investigations in respect of any noted variances.

The licensed cannabis establishments have worked with internal personnel and advisors to help prescribe and/or implement measures designed to seek to ensure compliance with applicable State laws on an ongoing basis, including:

●	correspondence and updates with regulators;

●	ongoing monitoring of compliance with operating procedures and regulations by on-site management; and

●	appropriate employee training for all standard operating procedures.

The licensed cannabis establishments enlist their internal compliance personnel, whose responsibilities include monitoring the day-to-day activities, ensuring that the established standard operating procedures are being adhered to, identifying any non-compliance matters and putting into place the necessary modifications to seek to ensure compliance.

While the licensed cannabis establishments are compliant with State and local cannabis laws, their cannabis-related activities remain illegal under United States federal law. See “Risk Factors” below and in the AIF, incorporated herein by reference.

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Non-Compliance with State and Local Cannabis Laws

From time to time, as with all businesses and all rules, it is anticipated that the Company, through its subsidiaries and establishments to which the Company provides operational support, may experience incidences of non-compliance with applicable rules and regulations, which may include minor matters such as:

●	staying open slightly too late due to an excess of customers at stated closing time;

●	minor inventory discrepancies with regulatory reporting software;

●	missing fields in regulatory reports;

●	improper illumination of exterior of facilitates;

●	packaging and labels out of compliance with most recent regulatory guidelines; and

●	partial obstruction of camera views.

During the year ended December 31, 2021, Ayr’s Massachusetts-based subsidiary, Sira Naturals, entered into a settlement with the Massachusetts Cannabis Control Commission relating to allegedly transporting cannabis under a Medical versus Adult-Use license number during Q3 2020. Sira neither admitted nor denied the alleged activities and settled the matter without a finding of liability by paying a fine of $295,000 to the regulator.

In addition, either on an inspection basis or in response to complaints, such as from neighbours, customers or former employees, State or local regulators may among other things issue “Notice of Violation” letters. Such regulatory actions could lead to the requirement to submit a corrective action plan, or, in more serious cases, lead to penalties and/or amendments, suspensions or revocations of licenses or otherwise have an impact on Ayr’s licenses, business activities, operational support activities or operations.

Ayr has implemented regular compliance reviews to seek to ensure compliance with applicable State and local cannabis rules and regulations. Ayr intends to promptly remedy any material known occurrences of non-compliance with applicable State and local cannabis rules and regulations and Ayr intends to publicly disclose any material non-compliance, citations or notices of violation which may have an impact on its licenses, business activities, operational support activities or operations.

SECONDARY SALES

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of our securityholders. The Prospectus Supplement that we will file in connection with any offering of Securities by selling securityholders will include the following information:

●	the names of the selling securityholders;

●	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

●	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

●	the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number, or amount represents of the total number of our outstanding Securities;

●	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;

●	the Prospectus Supplement will contain, if applicable, the disclosure required by Item 1.11 of Form 44-101F1 – Short Form Prospectus (“Form 41-101F1”), and, if applicable, the selling securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement; and

●	all other information that is required to be included in the applicable Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, capital projects and potential future acquisitions and internal expansion. In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. The Company will not receive any proceeds from any sale of any Securities by selling securityholders. Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement, provided that certain expenses in any secondary offering may be paid by the Company. See “Risk Factors – Discretion in the use of proceeds”.

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The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

DESCRIPTION OF SECURITIES

The following describes the material terms of the Company’s share capital and a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete, is indicative only and is qualified in its entirety by reference to the terms and provisions of our notice of articles and Articles, as amended. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. The Securities will not include any novel derivatives or asset-backed securities as discussed under Part 4 of National Instrument 44-102 – Shelf Distributions.

The Company is currently authorized to issue an unlimited number of Restricted Shares and Multiple Voting Shares. The Restricted Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws.

Previously, the Company amended its constating documents (the “Capital Structure Amendments”) to, among other things, (i) create and set the terms of the Restricted Voting Shares and Limited Voting Shares, including applying coattail terms to such shares similar to those applicable to the Subordinate Voting Shares as more particularly described below, and (ii) amend the terms of the existing Multiple Voting Shares and Subordinate Voting Shares, including by amending the requirements in respect of who may hold Subordinate Voting Shares. The Company implemented the Capital Structure Amendments in order to seek to maintain its “foreign private issuer” status under U.S. securities laws and thereby avoid a commensurate material increase in its ongoing costs. This has been accomplished by implementing a mandatory conversion mechanism in the Company’s share capital to decrease the number of shares eligible to be voted for directors of the Company if the Company’s FPI Threshold (as defined below) is exceeded. Each of the classes of Restricted Shares is, as further described below, economically identical and mandatorily inter-convertible (continuously and without formality) based on (i) the holder’s status as a U.S. Person or Non-U.S. Person (each as defined below), and (ii) the status of the Company’s FPI Threshold. The Capital Structure Amendments were approved at the Company’s annual general and special meetings of shareholders on November 4, 2020 by, inter alia, a majority of the minority holders of Subordinate Voting Shares (i.e., other than those held by holders of Multiple Voting Shares and other persons not permitted to vote thereon under Ontario Securities Commission Rule 56- 501 – Restricted Shares).

On June 24, 2021, at the annual and special meetings of the shareholders of the Company, a special resolution of all of the holders of the Restricted Shares and Multiple Voting Shares, voting together as if they were a single class of shares, was passed to amend and restate the Articles in order to revise certain defined terms to better reflect applicable statutory provisions and to make certain other administrative changes.

The Company has received exemptive relief from the Canadian securities regulatory authorities such that, inter alia, each class of Restricted Shares may be aggregated for the purposes of certain securities law reporting thresholds, including in respect of certain take-over bid and issuer bid rules and the early warning requirements under National Instrument 62-104 – Take-Over Bid and Issuer Bids (“NI 62-104”). See “Exemptions”,

The following description summarizes the material terms of Ayr’s share capital. For a more detailed summary, see Description of Share Capital, Market for Securities, and Securities Subject to Contractual Restriction on Transfer in the AIF, incorporated by reference herein.

As of November 23, 2022, the Company has the following securities outstanding:

Restricted Shares	59,166,031
Multiple Voting Shares	3,696,486
Exchangeable Shares	6,934,247
Mercer Warrants[1]	2,874,058

1 See “Promoter”.

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Restricted Shares

The following is a brief summary of certain general terms and provisions of the Restricted Shares that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

Exercise of Voting Rights

The holders of each class of Restricted Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of shareholders of the Company, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the Business Corporations Act (British Columbia) (“BCBCA”), and except that holders of Limited Voting Shares will not be entitled to vote for the election of directors. The Subordinate Voting Shares and Restricted Voting Shares carry one vote per share on all matters. The Limited Voting Shares carry one vote per share on all matters except the election of directors, as the holders of Limited Voting Shares do not have any entitlement to vote in respect of the election for directors of the Company. The Restricted Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws.

In connection with any Change of Control Transaction (as defined below) requiring approval of all classes of Shares under the BCBCA, holders of the Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

For purposes herein, a “Change of Control Transaction” means an amalgamation, arrangement, recapitalization, business combination or similar transaction of the Company, other than an amalgamation, arrangement, recapitalization, business combination or similar transaction that would result in (i) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the continuing entity or its direct or indirect parent) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the continuing entity or its direct or indirect parent, and more than fifty percent (50%) of the total number of outstanding shares of the Company, the continuing entity or its direct or indirect parent, in each case as outstanding immediately after such transaction, and (ii) the shareholders of the Company immediately prior to the transaction owning voting securities of the Company, the continuing entity or its direct or indirect parent immediately following the transaction in substantially the same proportions (vis-a-vis each other) as such shareholders owned the voting securities of the Company immediately prior to the transaction (provided that in neither event shall the exercise of any exchangeable shares of a subsidiary of the Company that are exchangeable into shares of the Company be taken into account in such determination).

Notwithstanding the foregoing, the holders of Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares, as applicable, are each entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles, which would: (i) adversely affect the rights or special rights of the holders of Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable (including an amendment to the terms of the Articles which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in the Articles) shall be automatically converted into Subordinate Voting Shares and/or Restricted Voting Shares, as applicable); (ii) affect the holders of the Shares differently, on a per share basis; or (iii) except as otherwise set forth in the Articles, as amended, create any class or series of shares ranking equal to or senior to the Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable.

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Dividends

Holders of Restricted Shares are entitled to receive, as and when declared by the board of directors (the “Board”), dividends in cash or property of the Company. No dividend will be declared or paid on any class of Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on all classes of Shares then issued and outstanding. Each class of Restricted Shares shall rank equally with the other classes of Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares shall receive Subordinate Voting Shares, Restricted Voting Shares and Limited Voting Shares, respectively, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of any class of Restricted Shares shall occur unless simultaneously, all other classes of Shares are subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of each of the classes of Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company for the purposes of a dissolution or winding-up of the Company, the holders of Restricted Shares are entitled, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Restricted Shares, to receive the Company’s remaining property and are entitled to share equally, on a share for share basis, with all other classes of Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Restricted Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

Conversion

For the purposes of the Restricted Shares, (i) a “U.S. Person” means resident of the United States, and a “Non-U.S. Person” is any person who is not a U.S. Person, and (ii) “held of record” has the meaning set forth in Rule 12g5-1 of the 1934 Act. Person. Under the Articles, where Subordinate Voting Shares are held of record, directly or indirectly, or jointly by (i) one or more U.S. Persons, and (ii) one or more Non-U.S. Persons, such Subordinate Voting Shares shall be deemed to be held of record by a U.S. Person. At the request of the Company, beneficial shareholders and actual or proposed transferees are required to respond to enquiries regarding their status as U.S. Persons or Non-U.S. Persons, and are required to provide declarations or other documents with respect thereto, as may be necessary or desirable, in the discretion of the Company, failing which they would, in the Company’s discretion, be deemed to be U.S. Persons.

If, at any given time, the Subordinate Voting Shares are held of record by U.S. Persons, they will be automatically converted, without further act or formality, on a one-for-one basis into Restricted Voting Shares. If, at any given time, the Restricted Voting Shares or the Limited Voting Shares are held of record by Non-U.S. Persons, they will be automatically converted, without further act or formality, on a one-for-one basis into Subordinate Voting Shares.

Notwithstanding the foregoing, if, at any given time, the total number of Restricted Voting Shares represents a number equal to or in excess of the formulaic threshold set forth below (the “FPI Threshold”), then the minimum number of Restricted Voting Shares required to stay within the FPI Threshold will be automatically converted, without further act or formality, on a pro rata basis across all registered holders of Restricted Voting Shares (rounded up to the next nearest whole number of shares), on a one-for-one basis, into Limited Voting Shares:

(0.50 x Aggregate Number of Multiple Voting Shares, Subordinate Voting Shares and Restricted Voting Shares) – (Aggregate Number of Multiple Voting Shares held, beneficially owned or controlled by U.S. Persons)

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If, at any given time, the total number of Restricted Voting Shares represents a number below the FPI Threshold, then a number of Limited Voting Shares will be automatically converted, without further act or formality, on a pro rata basis across all registered holders of Limited Voting Shares (rounded down to the next nearest whole number of shares), on a one-for-one basis, into Restricted Voting Shares, to the maximum extent possible such that the Restricted Voting Shares then represent a number of Shares that is one share less than the FPI Threshold.

The Company has received exemptive relief from the Canadian securities regulatory authorities such that, inter alia, each class of Restricted Shares may be aggregated for the purposes of certain securities law reporting thresholds, including in respect of certain take-over bid and issuer bid rules and the early warning requirements under NI 62-104. See “Exemptions”,

If an offer is made to purchase any class of Shares (other than a class of Restricted Shares) and such offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which such Shares that are subject to the offer are then listed, to be made to all or substantially all the holders of such Shares in a given province of Canada to which these requirements apply (assuming that the offeree was a resident in Ontario), each Subordinate Voting Share, Restricted Voting Share and/or Limited Voting Share shall become convertible, at the option of the holder, on a one-for-one basis, into such class of Shares that are subject to the offer, at any time while such offer is in effect until the date prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to such offer. The conversion right may only be exercised in respect of Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, for the purpose of depositing the resulting Shares pursuant to the offer, and for no other reason, including with respect to voting rights attached thereto, which are deemed to remain subject to the provisions concerning voting rights for Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, notwithstanding their conversion. The transfer agent is required to deposit the resulting Shares pursuant to such offer on behalf of such holder.

Should the applicable Shares issued upon such conversion and tendered in response to such offer be withdrawn by shareholders of the Company or not taken up by the offeror, or should the offer be abandoned or withdrawn, then each Share resulting from such conversion shall be automatically reconverted, without any further act on the part of the Company or on the part of the holder, into one Subordinate Voting Share, Restricted Voting Share or Limited Voting Share, as applicable.

Constraints on Share Ownership

Subject to certain specified exceptions set out in the Articles, as amended, the Subordinate Voting Shares may only be owned or controlled by Non-U.S. Persons.

Renamed as Common Shares

At the effective time that there are no Multiple Voting Shares issued and outstanding (by the conversion of all Multiple Voting Shares, in accordance with their terms, into Subordinate Voting Shares or Restricted Voting Shares, as applicable), the Subordinate Voting Shares will henceforth be named and referred to as “Common Shares”.

Multiple Voting Shares

Exercise of Voting Rights

The holders of Multiple Voting Shares will be entitled to receive notice of, to attend (if applicable, virtually) and to vote at all meetings of shareholders of the Company, except that they will not be able to vote (but will be entitled to receive notice of, to attend (if applicable, virtually) and to speak) at those meetings at which the holders of a specific class are entitled to vote separately as a class under the BCBCA. The Multiple Voting Shares carry 25 votes per share.

In connection with any Change of Control Transaction requiring approval of the holders of all classes of Shares under the BCBCA, holders of the Shares shall be treated equally and identically, on a per share basis, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of outstanding Multiple Voting Shares or their proxyholders in respect of a resolution approving such Change of Control Transaction, voting separately as a class at a meeting of the holders of that class called and held for such purpose.

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Notwithstanding the foregoing, the holders of Multiple Voting Shares shall be entitled to vote as a separate class, in addition to any other vote of shareholders that may be required, in respect of any alteration, repeal or amendment of the Articles which would: (i) adversely affect the rights or special rights of the holders of Multiple Voting Shares (including an amendment to the terms of the Company’s which provide that any Multiple Voting Shares sold or transferred to a person that is not a Permitted Holder (as defined in the Articles) shall be automatically converted into Subordinate Voting Shares or Restricted Voting Shares); or (ii) affect the holders of the Multiple Voting Shares and Subordinate Voting Shares, Restricted Voting Shares and/or Limited Voting Shares, as applicable, differently, on a per share basis; or (iii) except as otherwise set forth in the Company’s, create any class or series of shares ranking equal to or senior to the Multiple Voting Shares; and in each case such alteration, repeal or amendment shall not be effective unless a resolution in respect thereof is approved by a majority of the votes cast by holders of outstanding Multiple Voting Shares.

Dividends

Holders of Multiple Voting Shares shall be entitled to receive, as and when declared by the Board, dividends in cash or property of the Company. No dividend will be declared or paid on any class of Restricted Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on a per share basis) on the Multiple Voting Shares. The Multiple Voting Shares shall rank equally with the Restricted Shares as to dividends on a share-for-share basis, without preference or distinction. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares shall receive Multiple Voting Shares, unless otherwise determined by the Board, provided an equal number of shares is declared as a dividend or distribution on a per-share basis, without preference or distinction, in each case.

Subdivision or Consolidation

No subdivision or consolidation of the Multiple Voting Shares shall occur unless simultaneously each class of Restricted Shares is subdivided or consolidated or otherwise adjusted in the same manner so as to maintain and preserve the relative rights of the holders of the Multiple Voting Shares and the Restricted Shares.

Liquidation, Dissolution or Winding-Up

In the case of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company for the purposes of a dissolution or winding-up of the Company, the holders of Multiple Voting Shares are entitled, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, to receive the Company’s remaining property and are entitled to share equally, on a share for share basis, with the Subordinate Voting Shares in all distributions of such assets.

Rights to Subscribe; Pre-Emptive Rights

The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or other securities of the Company now or in the future.

Conversion

At the holder’s option, the Multiple Voting Shares are convertible, on a one-for-one basis, into Subordinate Voting Shares or Restricted Voting Shares, as applicable. In addition, the Multiple Voting Shares will be automatically converted, without further act or formality, into Subordinate Voting Shares or Restricted Voting Shares, as applicable, on the earliest of (i) the fifth anniversary of May 24, 2019, (ii) the date on which such Multiple Voting Shares are held or controlled by a person who is not a Permitted Holder (as defined in the Articles) under the Articles, and (iii) the date on which the aggregate number of Multiple Voting Shares issued and outstanding represents less than one-third of the number of Multiple Voting Shares issued and outstanding at the close of business on the first date of issuance, being May 24, 2019.

The Multiple Voting Shares are subject to coat-tail provisions, as set forth in the Articles.

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Compliance Provisions

The Company’s notice of articles and articles contain, in respect of the Restricted Shares and Multiple Voting Shares, certain provisions to facilitate compliance with applicable regulatory and/or licensing regulations (the “Compliance Provisions”). The Compliance Provisions include a combination of certain remedies such as an automatic suspension of voting and/or dividend rights, a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in favour of Ayr, in each case to seek to ensure that Ayr and its subsidiaries are able to comply with applicable regulatory and licensing regulations. The purpose of the Compliance Provisions is to provide Ayr with a means of protecting itself from having a shareholder, or as determined by the Board, a group of shareholders acting jointly or in concert, with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) (“Owning or Controlling”), five percent (5%) or more of the issued and outstanding Shares, or such other number as is determined by the Board from time to time, and: (i) who a governmental authority granting licenses to, or otherwise governing the operations of, Ayr or its subsidiaries has determined to be unsuitable to own Shares; (ii) whose ownership of Shares may reasonably result in the loss, suspension or revocation (or similar action) with respect to any licenses or permits relating to Ayr’s or its subsidiaries’ conduct of business (being the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses) or in Ayr being unable to obtain any new licenses or permits in the normal course, all as determined by the Board; or (iii) who have not been determined by the applicable regulatory authority to be an acceptable person or otherwise have not received the requisite consent of such regulatory authority to own the Shares, in each case within a reasonable time period acceptable to the Board or prior to acquiring any Shares (in each case, an “Unsuitable Person”). The ownership restrictions in Ayr’s notice of articles and articles are also subject to an exemption for applicable depositaries and clearing houses as well as underwriters (as defined in the Securities Act (Ontario)) in the course of a distribution of securities of Ayr.

Notwithstanding the foregoing, the Compliance Provisions provide that any shareholder (or group of shareholders acting jointly or in concert) proposing to Own or Control five percent (5%) or more of the issued and outstanding Shares (or such other number as is determined by the Board from time to time) will be required to provide not less than 30 days’ advance written notice to Ayr by mail sent to Ayr’s registered office to the attention of the Jonathan Sandelman, the Company’s corporate secretary (the “Corporate Secretary”), and to obtain all necessary regulatory approvals. Upon any such shareholder(s) Owning or Controlling five percent (5%) or more of the issued and outstanding Shares (or such other number as is determined by the Board from time to time), and having not received the requisite approval of any applicable regulatory authority to own the Shares, the Compliance Provisions will provide: (i) that such shareholder(s) may, in the discretion of the Board, be prohibited from exercising any voting rights and/or receiving any dividends from Ayr, unless and until all requisite regulatory approvals are obtained; and (ii) Ayr with a right, but not the obligation, at its option, upon notice to the Unsuitable Person, to: (A) redeem any or all Shares directly or indirectly held by an Unsuitable Person; and/or (B) forcibly transfer any or all Shares directly or indirectly held directly or indirectly by an Unsuitable Person to a third party. Such rights are required in order for Ayr to comply with regulations in various jurisdictions where Ayr or its subsidiaries conduct business or are expected to conduct business.

Upon receipt by the holder of a notice to redeem or to transfer any or all of its Shares, the holder will be entitled to receive, as consideration therefor, no less than 95% of the lesser of: (i) the closing price of the Restricted Shares on the CSE (or the then principal exchange on which Ayr’s securities are quoted for trading) on the trading day immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified date); and (ii) the five-day volume weighted average price of the Restricted Shares on the CSE (or the then principal exchange on which CSAC’s securities are quoted for trading) for the five trading days immediately prior to the closing of the redemption or transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates).

Further, a holder of Shares is prohibited from acquiring five percent (5%) or more of the issued and outstanding Shares, directly or indirectly, in one or more transactions, without providing 30 days’ advance written notice to Ayr by mail sent to Ayr’s registered office to the attention of the Corporate Secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of Shares as a result of: (i) transfer of Shares occurring by operation of law including, inter alia, the transfer of Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters who hold Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with the foregoing restriction, or (iii) conversion, exchange or exercise of securities issued by Ayr or a subsidiary into or for Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Shares may have failed to comply with the foregoing restrictions, Ayr may apply to the Supreme Court of British Columbia, or any other court of competent jurisdiction, for an order directing that such shareholder disclose the number of Shares directly or indirectly held.

Ayr may not be able to exercise such rights in full or at all, including its redemption rights. Under the BCBCA, a corporation may not make any payment to redeem shares if there are reasonable grounds for believing that the company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the company to be unable to pay its liabilities as they become due in the ordinary course of its business. Furthermore, Ayr may become subject to contractual restrictions on its ability to redeem its Shares by, for example, entering into a secured credit facility subject to such restrictions. In the event that restrictions prohibit Ayr from exercising its redemption rights in part or in full, Ayr will not be able to exercise its redemption rights absent a waiver of such restrictions, which Ayr may not be able to obtain on acceptable terms or at all.

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Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

The Warrants may be issued under a warrant agreement. The applicable Prospectus Supplement will include details of the warrant agreement, if any, governing the Warrants being offered. The Company will file a copy of the warrant agreement, if any, relating to an offering of Warrants with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Warrants offered;

●	the price or prices, if any, at which the Warrants will be issued;

●	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

●	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;

●	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

●	if applicable, the identity of the Warrant agent;

●	whether the Warrants will be listed on any securities exchange;

●	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Warrants and any other Securities to be issued upon exercise of the Warrants;

●	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

●	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

Subscription Receipts

As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Restricted Shares, Warrants, Debt Securities, Convertible Securities or Units or any combination thereof, as the case may be. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

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The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Subscription Receipts offered;

●	the price or prices, if any, at which the Subscription Receipts will be issued;

●	the manner of determining the offering price(s);

●	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

●	the Securities into which the Subscription Receipts may be exchanged;

●	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

●	the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount and the events or conditions under which the amount of Securities may be subject to adjustment;

●	the dates or periods during which the Subscription Receipts may be exchanged;

●	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;

●	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

●	if applicable, the identity of the Subscription Receipt agent;

●	whether the Subscription Receipts will be listed on any securities exchange;

●	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non- certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

●	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and

●	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

Debt Securities

Ayr’s 12.5% senior secured notes (the “Senior Notes”) are listed on the CSE under the symbol “AYR.NT.U”. The Senior Notes, in the aggregate principal amount of $110 million, were initially issued on December 10, 2020 through a private placement led by Canaccord Genuity Corp. On November 12, 2021, an additional approximately $133 million in Senior Notes were issued (the “Additional Notes”, and together with the Senior Notes, the “Listed Notes”). The Listed Notes pay interest of 12.5% per annum (semi-annually) and mature on December 10, 2024. As of November 29, 2022, there was $243 million aggregate principal amount of Listed Notes outstanding. For additional details on the Listed Notes, refer to “Private Placement of Additional Notes under the Indenture” in the AIF, incorporated by reference herein. The Company may issue additional Debt Securities, separately or together with Restricted Shares, Warrants, Subscription Receipts, Convertible Securities or Units, or any combination thereof, as the case may be.

The particular terms and provisions of the Debt Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Debt Securities, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement.

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The following is a brief summary of certain general terms and provisions of the Debt Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

Debt Securities may be offered separately or in combination with one or more other Securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this Prospectus.

Except as otherwise specified in the applicable Prospectus Supplement, the Debt Securities will constitute the direct, unconditional and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other unsecured and unsubordinated obligations of the Company.

The Debt Securities may be issued in one or more series under one or more indentures or other agreements between the Company and one or more counterparties. The Company will file a copy of the trust indenture or any other applicable agreement relating to an offering of Debt Securities with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. To the extent applicable, the trust indenture will also be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the trust indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into.

The specific terms and provisions that will apply to any Debt Securities that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the title of the Debt Securities;

●	any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

●	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

●	the rate or rates at which the Debt Securities of the series will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional Debt Securities of the same series or will accrue and increase the aggregate principal, as well as the date(s) on which such interest shall be due and payable;

●	amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined;

●	the place or places the Company will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

●	the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

●	whether the Company will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

●	the denominations in which the Company will issue any Debt Securities;

●	the applicability of, and any changes or additions to, the provisions for defeasance;

●	whether the holders of any series of Debt Securities have special rights if specified events occur;

●	any deletions from, modifications of or additions to the events of default or covenants;

●	whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;

●	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

●	whether payment of the Debt Securities will be guaranteed by any other person;

●	whether the payment of principal, interest and premium, if any, on the Debt Securities will be the Company’s senior, senior subordinated or subordinated obligations; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

For greater certainty, Debt Securities may be secured, in which case the applicable security provided by the Company in connection therewith will be described in the applicable Prospectus Supplement.

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Convertible Securities

The Company may issue Convertible Securities, separately or together, with Restricted Shares, Warrants, Subscription Receipts, Debt Securities or Units or any combination thereof, as the case may be. The particular terms and provisions of the Convertible Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Convertible Securities, and the extent to which the general terms and provisions described below may apply to such Convertible Securities will be described in the applicable Prospectus Supplement.

The following is a brief summary of certain general terms and provisions of the Convertible Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete.

The Convertible Securities will be convertible or exchangeable into Subordinate Voting Shares, Restricted Voting Shares or Limited Voting Shares, as applicable, and/or other Securities. The Convertible Securities convertible or exchangeable into Restricted Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued. The Company will file a copy of any applicable agreement relating to an offering of Convertible Securities with the relevant securities regulatory authorities in Canada after it has been entered into by the Company, and the applicable Prospectus Supplement will include details of any such agreement governing the Convertible Securities being offered.

The specific terms and provisions that will apply to any Convertible Securities that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of such Convertible Securities offered;

●	the price at which such Convertible Securities will be offered;

●	the procedures for the conversion or exchange of such Convertible Securities into or for Restricted Shares and/or other Securities;

●	the number of Restricted Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities;

●	the period or periods during which any conversion or exchange may or must occur;

●	the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any;

●	the gross proceeds from the sale of such Convertible Securities;

●	whether the Convertible Securities will be listed on any securities exchange;

●	whether the Convertible Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	certain material Canadian tax consequences of owning the Convertible Securities; and

●	any other material terms and conditions of the Convertible Securities.

Units

As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Restricted Shares, Warrants, Subscription Receipts, Debt Securities or Convertible Securities or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The Company will file a copy of any applicable agreement relating to an offering of Units with the relevant securities regulatory authorities in Canada after it has been entered into by the Company, and the applicable Prospectus Supplement will include details of any such agreement governing the Units being offered.

The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Units offered;

●	the price or prices, if any, at which the Units will be issued;

●	the manner of determining the offering price(s);

●	the currency at which the Units will be offered;

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●	the Securities comprising the Units and whether such Securities (or the Units themselves) will be listed and/or quoted on a stock exchange;

●	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

●	any minimum or maximum subscription amount;

●	whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any material risk factors relating to such Units or the Securities comprising the Units;

●	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

●	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

MATERIAL CONTRACTS

As of the date hereof, the following are the material contracts of Ayr, other than contracts entered into in the ordinary course of business:

(a)	the trust indenture dated December 10, 2020 between the Company and Odyssey Trust Company, as amended by the first supplemental indenture dated as of February 12, 2021 and the second supplemental indenture dated as of November 10, 2021;

(b)	the Exchange Rights Agreements (as defined in the AIF); and

(c)	the warrant agency agreement dated December 21, 2017 between the Company and Odyssey Trust Company (“Odyssey”), as warrant agent, as amended.

To the extent that cannabis-related licenses could also be considered to be material contracts, see the licenses which individually account for 10% or more of the consolidated revenue of the Company for the nine months ended September 30, 2022 listed under “Ayr Wellness Inc. – Licenses”.

Copies of these agreements are available for inspection at our offices, during ordinary business hours and are be available on SEDAR at www.sedar.com. See the AIF for additional information in respect of these agreements.

Copies of the above material are available on Ayr’s SEDAR profile at www.sedar.com.

CONSOLIDATED CAPITALIZATION

Since September 30, 2022, the date of the Q3 Interim Financial Statements, there have been no material changes to the Company’s share and loan capitalization on a consolidated basis as of the date hereof except the following:

●	the issuance of 134,023 Subordinate Voting Shares pursuant to the conversion of 134,023 Exchangeable Shares; and

●	the issuance of 8,186 Subordinate Voting Shares pursuant to the vesting of 8,186 restricted stock units under Ayr’s long-term equity incentive plan.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, if required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

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PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers through agents or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers. The Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

If underwriters are used in an offering, the Securities offered thereby may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities, if applicable, will be subject to the conditions precedent agreed upon by the parties.

The Securities may also be sold (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to, or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We and/or the selling securityholders may agree to pay the underwriters, broker-dealers or agents a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Underwriters, broker-dealers or agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, broker-dealers or agents may be changed from time to time.

Each class or series of Warrants, Subscription Receipts, Debt Securities (other than the Listed Notes), Convertible Securities and Units will be, unless specified in the applicable Prospectus Supplement, a new issue of Securities with no established trading market and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants, Subscription Receipts, Debt Securities (other than the Listed Notes), Convertible Securities or Units will be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts, Debt Securities (other than the Listed Notes), Convertible Securities or Units (other than constituent Restricted Shares and/or Listed Notes) may be sold and purchasers may not be able to resell Warrants, Subscription Receipts, Debt Securities (other than Listed Notes), Convertible Securities or Units (other than constituent Restricted Shares and/or Listed Notes) purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Subscription Receipts, Debt Securities (other than the Listed Notes), Convertible Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Subscription Receipts, Debt Securities, Convertible Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Subscription Receipts, Debt Securities, Convertible Securities or Units or as to the liquidity of the trading market, if any, for the Warrants, Subscription Receipts, Debt Securities, Convertible Securities or Units.

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In connection with any offering of Securities, unless otherwise specified in a Prospectus Supplement, underwriters, broker-dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, broker-dealer or agent involved in an “at-the-market distribution” under this Prospectus, no affiliate of such underwriter, broker-dealer or agent, and no person or company acting jointly or in concert with such underwriter, broker-dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Unless stated to the contrary in any Prospectus Supplement, the Securities have not been and will not be registered under the 1933 Act or any state securities laws and may not be offered, sold or delivered within the United States or to U.S. persons within the meaning of Regulation S under the 1933 Act, except in certain transactions that are exempt from the registration requirements of the 1933 Act. In addition, until 40 days after the commencement of an offering of Securities, an offer or sale of the Securities within the United States or to U.S. persons by any dealer, whether or not participating in the offering, may violate the registration requirements of the 1933 Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the 1933 Act.

PRIOR SALES

Information in respect of prior sales of Restricted Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Restricted Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Restricted Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Restricted Shares and Listed Notes are currently listed on the CSE under the trading symbols “AYR.A” and “AYR.NT.U”, respectively. Trading prices and volumes in respect of the Restricted Shares and Listed Notes will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

The Company has no dividend record and does not currently anticipate paying any dividends on the in the foreseeable future. Dividends paid by the Company would be subject to tax and, potentially, withholdings.

TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to an investor acquiring, owning and disposing of any of the Securities offered thereunder, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the AIF and any applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that we will successfully address any or all of these risks.

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In addition to the risk factors described elsewhere herein and in the documents incorporated by reference herein, prospective investors should carefully consider the risks below together with the other information provided elsewhere in this Prospectus and the applicable Prospectus Supplement. Prospective investors should consult with their professional advisors to assess any investment in the Company.

Return on Securities is not guaranteed

There is no guarantee that the Securities will earn any positive return in the short-term or long-term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Discretion in the use of proceeds

Management of the Company will have broad discretion with respect to the timing and application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Restricted Shares or its other securities issued and outstanding from time to time. As a result, purchasers will be relying on the ongoing judgment of management as determined from time to time for the application of the proceeds of any such offering. The results and the effectiveness of the application of the net proceeds are uncertain. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline. The Company will not receive any proceeds from any sale of any Securities by selling securityholders in a secondary offering.

Dilution

The offering price of Restricted Shares or other Securities that are convertible or exchangeable into Restricted Shares may significantly exceed the net tangible book value per share of the Restricted Shares. Accordingly, a purchaser of Restricted Shares or other Securities that are convertible or exchangeable into Restricted Shares may incur immediate and substantial dilution of his, her or its investment. If outstanding options and warrants to purchase Restricted Shares are exercised or securities convertible into Restricted Shares are converted, additional dilution will occur. The Company may sell additional Restricted Shares or other securities that are convertible or exchangeable into Restricted Shares in subsequent offerings or may issue additional Restricted Shares or other securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Restricted Shares. Sales or issuances of substantial numbers of Restricted Shares or other securities that are convertible or exchangeable into Restricted Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Restricted Shares. With any additional sale or issuance of Restricted Shares or other securities that are convertible or exchangeable into Restricted Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Restricted Shares they receive, the trading price of the Restricted Shares on the CSE and OTCQX may decrease due to the additional amount of Restricted Shares available in the market.

Liquidity

There is currently no market through which the Securities, other than the Restricted Shares and Listed Notes, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants, Subscription Receipts, Debt Securities (other than Listed Notes), Convertible Securities or Units (other than in respect of constituent Restricted Shares and/or Listed Notes) will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Warrants, Subscription Receipts, Debt Securities (other than Listed Notes), Convertible Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities, other than the Restricted Shares and Listed Notes, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Restricted Shares and Listed Notes, will develop or, if developed, that any such market, including for the Restricted Shares and Listed Notes, will be sustained.

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Impact on resales into the United States

The Restricted Shares have not been, and may never be, registered under the 1933 Act. As such, the Restricted Shares may be offered only to non-U.S. persons (as defined in Regulation S under the 1933 Act) outside the United States in transactions exempt from the registration requirements of the 1933 Act in reliance on Regulation S, to qualified institutional buyers (as defined in Rule 144A under the 1933 Act) in the United States pursuant to Rule 144A under the 1933 Act, or otherwise in transactions that are exempt from the registration requirements set forth under the 1933 Act and all applicable state securities laws. Accordingly, the Restricted Shares may be “restricted securities” as defined in Rule 144 under the 1933 Act. The Restricted Shares may not be able to be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. person, unless the transfer is registered under the 1933 Act and all applicable state securities laws or pursuant to exemptions or exclusions therefrom. The Company has no current intention to register the Restricted Shares under the 1933 Act. If the Company does not register the Restricted Shares under the 1933 Act, its shareholders will face restrictions in re-sale of the Restricted Shares, particularly in the United States or to U.S. persons. The Restricted Shares may bear a legend describing restrictions on transfer to U.S. persons and prohibiting hedging transactions in the Restricted Shares unless in compliance with the 1933 Act.

Non-compliance with Regulation S under the 1933 Act

Restricted Shares may be offered and sold in an offshore transaction pursuant to Regulation S under the 1933 Act, and such Restricted Shares may qualify as Category 1 securities under Rule 903 of Regulation S. Should the SEC determine that the Company did not comply with the requirements of Regulation S in respect of such an offering, the secondary market in the Restricted Shares could be adversely affected. In such case, the Company may be required to register its Restricted Shares with the SEC, which would entail significant expense to the Company and a significant amount of time on behalf of the Company’s directors and senior management. Furthermore, the Company and its directors could also be subject to criminal, civil or administrative proceedings.

COVID-19

The global outbreak of COVID-19 has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, store closures, self-imposed quarantine periods and social distancing, may cause material disruption to businesses globally, resulting in an economic slowdown. COVID-19 has cast uncertainty on the assumptions used by management in making its judgements and estimates. The full extent of the impact that COVID-19, including government and/or regulatory responses to the pandemic, will have on the Company is highly uncertain and difficult to predict at this time, but could include store closures, facility closures, staff shortages and supply chain disruptions.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is the independent registered public accountant of the Company. Marcum LLP has confirmed that it is independent of the Company within the meaning of the Chartered Professional Accountants of Ontario Code of Professional Conduct.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to enforce a U.S. court judgment predicated upon the civil liability provisions of U.S. federal securities laws against the Company. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

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LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to an offering of Securities will be passed upon by Stikeman Elliott LLP on behalf of the Company. As at the date hereof, the partners and associates of Stikeman Elliott LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding Shares.

In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Ayr’s auditors are Marcum LLP, having an address at 730 Third Ave, 11th Floor, New York, NY 10017, United States. Such firm is independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario (registered name of The Institute of Chartered Accountants of Ontario) and within the meaning of the U.S. Public Company Accounting Oversight Board Rule 3520, Auditor Independence.

The transfer agent and registrar of the Company is Odyssey, located at 702, 67 Yonge Street, Toronto, Ontario, Canada M5E 1J8.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

The Company’s directors and officers, namely Jonathan Sandelman, David Goubert, Brad Asher, Jennifer Drake, Jamie Mendola, Joyce Johnson, Charles Miles, Chris R. Burggraeve, Louis F. Karger, Glenn Isaacson and William Pfeiffer reside outside of Canada. Each of these persons has appointed 152928 Canada Inc., c/o Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9, as agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

PROMOTER

Mercer Park CB, L.P. (“Mercer”), the controlling shareholder of the Company, is considered a promoter of the Company within the meaning of Canadian securities legislation. Mercer owns of record and beneficially, (i) 3,677,626 Multiple Voting Shares, representing approximately 99.5% of the issued and outstanding Multiple Voting Shares, and (ii) the “Mercer Warrants”, which are each exercisable for one Subordinate Voting Share each for an exercise price of $9.07.

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a director, officer, former director or officer of the Registrant, and such person's heirs and legal personal representatives, as set out in the BCBCA, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, in which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in such legal proceeding or investigative action, by reason of that person having been a director or officer of the Registrant. The Articles of the Registrant provide that the Registrant must, after the final disposition of such legal proceeding or investigative action, pay the costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of that proceeding.

The Articles of the Registrant also provide that the Registrant must pay, as they are incurred in advance of the final disposition of a legal proceeding or investigative action, the costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, actually and reasonably incurred by such person in respect of a proceeding, but the Registrant must first receive from such person a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the BCBCA, such person will repay the amounts advanced.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Exhibit	Description

4.1	The annual information form of the Registrant dated March 30, 2022 for the year ended December 31, 2021 (incorporated by reference to Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2021, filed with the Commission on March 30, 2022)

4.2	The audited consolidated financial statements of the Registrant for the years ended December 31, 2021 and 2020 (incorporated by reference to Exhibit 99.2 of the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2021, filed with the Commission on March 30, 2022)

4.3	The management’s discussion and analysis of the Registrant for the year ended December 31, 2021 and 2020 (incorporated by reference to Exhibit 99.3 of the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2021, filed with the Commission on March 30, 2022)

4.4	The unaudited interim condensed consolidated financial statements of the Registrant for the three and nine months ended September 30, 2022 and 2021 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, furnished to the Commission on November 10, 2022)

4.5	The management’s discussion and analysis of the Registrant for the three and nine months ended September 30, 2022 and 2021 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K, furnished to the Commission on November 10, 2022)

4.6	The management information circular of the Registrant dated May 26, 2022 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K, furnished to the Commission on June 6, 2022)

5.1	Consent of Marcum LLP

6.1	Powers of Attorney (contained in the signature page hereto)

7.1	Form of Indenture

107	Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 30, 2022.

AYR WELLNESS INC.

By:	/s/ Jonathan Sandelman
Name: Jonathan Sandelman
Title: Chairman, Chief Executive Officer and Corporate Secretary

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan Sandelman and Brad Asher and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jonathan Sandelman	Chairman, Chief Executive Officer and Corporate Secretary	November 30, 2022
Jonathan Sandelman

/s/ Brad Asher	Chief Financial Officer	November 30, 2022
Brad Asher

/s/ Charles Miles	Director	November 30, 2022
Charles Miles

/s/ Chris R. Burggraeve	Director	November 30, 2022
Chris R. Burggraeve

/s/ William Pfeiffer	Director	November 30, 2022
William Pfeiffer

/s/ Louis F. Karger	Director	November 30, 2022
Louis F. Karger

/s/ Glenn Isaacson	Director	November 30, 2022
Glenn Isaacson

/s/ Joyce Johnson	Director	November 30, 2022
Joyce Johnson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on November 30, 2022.

By:	/s/ Brad Asher
Name: Brad Asher
Title: Chief Financial Officer